================================================================================

                                 $750,000,000


                      364-DAY REVOLVING CREDIT AGREEMENT


                                     Among


                                  PP&L, INC.
                          PP&L CAPITAL FUNDING, INC.,
                                 as Borrowers
                             PP&L RESOURCES, INC.,
                      as Guarantor of the obligations of
                          PP&L Capital Funding, Inc.


                          FIRST UNION NATIONAL BANK,
                            as Administrative Agent


                           THE CHASE MANHATTAN BANK,
                             as Syndication Agent


                                CITIBANK, N.A.,
                            as Documentation Agent

                                      and

                            THE BANKS NAMED HEREIN,


                           Dated as of July 1, 1999

                            _____________________

                      FIRST UNION CAPITAL MARKETS CORP.,
                       as Lead Arranger and Book Manager


===============================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                Page
                                                                                ----
SECTION   1.        Amounts and Terms of Loans...............................      1
          1.1       Commitments..............................................      1
          1.2       Notices of Borrowing.....................................      2
          1.3       Disbursement of Funds....................................      2
          1.4       Repayment of Loans; Evidence of   Debt...................
                                                                                   3
          1.5       Special Payment Provisions...............................      4
          1.6       Fees.....................................................      4
          1.7       Reductions in Total Commitments..........................      5
          1.8       Compensation.............................................      6

SECTION   1A.       Letters of Credit........................................      6

SECTION   2.        Interest.................................................     10
          2.1       Rates of Interest........................................     10
          2.2       Determination of Rate of Borrowing.......................     11
          2.3       Interest Payment Dates...................................     12
          2.4       Conversions; Interest Periods............................     12
          2.5       Increased Costs, Illegality, Etc.........................     13
          2.6       Extension of Expiry Date.................................     17

SECTION   3.        Payments.................................................     18
          3.1       Payments on Non-Business Days............................     18
          3.2       Voluntary Prepayments....................................     18
          3.3       Method and Place of Payment, Etc.........................     19
          3.4       Net Payments.............................................     20

SECTION   4.        Conditions Precedent.....................................     21
          4.1       Conditions to Effectiveness..............................     21
          4.2A      Conditions to Each Loan to PPL and Each Issuance of
                    Letter of Credit on behalf of PPL........................     22
          4.2B      Conditions to Each Loan to Finance Co. and Each Issuance
                    of a Letter of Credit on behalf of Finance Co............     23

SECTION   5.A       Covenants of PPL.........................................     24
          5.1A      Financial Statements.....................................     24
          5.2A      Mergers..................................................     25
          5.3A      Ratings..................................................     25
          5.4A      Consolidated Indebtedness to Consolidated Capitalization.     25


SECTION   5.B       Covenants of Finance Co. and Resources...................     25
          5.1B      Financial Statements.....................................     26
          5.2B      Mergers..................................................     27
          5.3B      Ratings..................................................     27
          5.4B      Liens....................................................     27

                                                                              Page
                                                                              ----
          5.5B      Consolidated Indebtedness to
                    Consolidated Capitalization..............................   28

SECTION   6.A       Events of Default with Respect to PPL....................   28
          6.1A      Representations, Etc.....................................   28
          6.2A      Principal and Interest...................................   28
          6.3A      Defaults by PPL Under Other Agreements...................   28
          6.4A      Judgments................................................   28
          6.5A      Bankruptcy, Etc..........................................   28
          6.6A      Other Covenants..........................................   29

SECTION   6.B       Events of Default with Respect to
                    Finance Co...............................................   29
          6.1B      Representations, Etc.....................................   29
          6.2B      Principal and Interest...................................   30
          6.3B      Defaults by Finance Co. or Resources
                    Under Other Agreements...................................   30

          6.4B      Judgments................................................   30
          6.5B      Bankruptcy, Etc..........................................   30
          6.6B      Other Covenants..........................................   31
          6.7B      Events of Default With Respect
                    to PPL...................................................   31

SECTION   7.A       Representations and Warranties of PPL....................   32
          7.1A      Corporate Status.........................................   32
          7.2A      Authority; No Conflict...................................   33
          7.3A      Legality, Etc............................................   33
          7.4A      Financial Statements.....................................   33
          7.5A      Litigation...............................................   33
          7.6A      No Violation.............................................   33
          7.7A      ERISA....................................................   34
          7.8A      Consents.................................................   34
          7.9A      Subsidiaries.............................................   34
          7.10A     Investment Company Act...................................   34
          7.11A     Public Utility Holding Company Act.......................   34
          7.12A     Tax Returns..............................................   34
          7.13A     Compliance with Laws.....................................   34
          7.14A     Year 2000................................................   35

SECTION   7.B       Representations and Warranties of Finance Co. and
                    Resources................................................   35

          7.1B      Corporate Status.........................................   35
          7.2B      Authority; No Conflict...................................   35
          7.3B      Legality, Etc............................................   36
          7.4B      Financial Statements.....................................   36
          7.5B      Litigation...............................................   36
          7.6B      No Violation.............................................   36
          7.7B      ERISA....................................................   36
          7.8B      Consents.................................................   37
          7.9B      Investment Company Act...................................   37
          7.10B     Public Utility Holding Company Act.......................   37

                                                                               Page
                                                                               ----
          7.11B     Tax Returns..............................................   37
          7.12B     Compliance with Laws.....................................   37
          7.13B     Year 2000................................................   37

SECTION   8.        Agent....................................................   38
          8.1       Appointment..............................................   38
          8.2       Nature of Duties.........................................   38
          8.3       Rights, Exculpation, Etc.................................   39
          8.4       Reliance.................................................   39
          8.5       Indemnification..........................................   40
          8.6       The Agent, Individually..................................   40
          8.7       Resignation by the Agent.................................   40

SECTION   9.        Resources' Guarantee.....................................   41

SECTION   10.       Miscellaneous............................................   43
          10.1      Definitions..............................................   43
          10.2      Accounting Principles....................................   55
          10.3      Exercise of Rights.......................................   55
          10.4      Amendment and Waiver.....................................   56
          10.5      Expenses; Indemnification................................   56
          10.6      Successors and Assigns...................................   57
          10.7      Notices, Requests, Demands...............................   60
          10.8      Survival of Representations and Warranties...............   60

          10.9      Governing Law............................................   60
          10.10     Counterparts.............................................   61
          10.11     Effectiveness............................................   61
          10.12     Transfer of Office.......................................   61
          10.13     Proration of Payments....................................   61
          10.14     Jurisdiction; Consent to Service of Process..............   62

          10.15     WAIVER OF JURY TRIAL.....................................   63
          10.16     Headings Descriptive.....................................   63
          10.17     Waiver of Notice.........................................   63

Bank Address Schedule
SCHEDULE I - Commitments
SCHEDULE II- Bilateral Facilities

EXHIBIT A  -  Form of Opionion of Senior counsel of PPL,
              Finance Co. and Resources
EXHIBIT B  -  Form of Opinion of Thelen Reid & Priest LLP
EXHIBIT C  -  Form of Extension Letter
EXHIBIT D1 -  Form of PPL Compliance Certificate
EXHIBIT D2 -  Form of Resources Compliance Certificate

          364-DAY REVOLVING CREDIT AGREEMENT, dated as July 1, 1999, among PP&L, INC., a Pennsylvania corporation ("PPL"), and PP&L CAPITAL FUNDING, INC., a Delaware corporation ("Finance Co."), as Borrowers; PP&L RESOURCES, INC., a Pennsylvania corporation ("Resources"), as guarantor of the obligations of Finance Co. hereunder; the banks listed on Schedule I hereto (each a "Bank" and collectively the "Banks"); FIRST UNION NATIONAL BANK, as fronting bank (in such capacity, the "Fronting Bank") and as administrative agent for the Banks to the extent and in the manner provided in (S) 8 below (in such capacity, the "Agent"); THE CHASE MANHATTAN BANK, as syndication agent (in such capacity, the "Syndication Agent"); and CITIBANK, N.A., as documentation agent (in such capacity, the "Documentation Agent") (all capitalized terms used herein shall have the meanings specified therefor in (S) 10.1 unless otherwise defined herein).


                             W I T N E S S E T H :
                             - - - - - - - - - -


          WHEREAS, subject to and upon the terms and conditions set forth herein, the Banks are willing to make available to PPL and Finance Co. the credit facility herein provided for working capital and other general corporate purposes of the Borrowers, including investments in, or loans to, affiliates of the Borrowers;


          NOW, THEREFORE, it is agreed:


          SECTION 1.  Amounts and Terms of Loans.
                      --------------------------

          1.1  Commitments.  Subject to and upon the terms and conditions herein
               -----------
set forth, each Bank severally and not jointly agrees, at any time and from time to time prior to the Expiry Date, as such date may be extended pursuant to (S) 2.6, to make a loan or loans (each a "Loan" and collectively for all Banks, the "Loans") to PPL or Finance Co., as requested by such Borrower, which Loans (i) shall at the option of PPL or Finance Co., as applicable, be initially maintained as Base Rate Loans or Eurodollar Loans, provided that all the Loans made by all the Banks at any one Borrowing to a Borrower hereunder must be either all Base Rate Loans or all Eurodollar Loans, (ii) may be repaid and borrowed in accordance with the provisions hereof and (iii) shall not exceed in aggregate principal amount at any time outstanding the difference between such Bank's Commitment and the L/C Exposure of such Bank at such time.

          1.2  Notices of Borrowing.  Whenever a Borrower  desires to make a
               --------------------
Borrowing hereunder, it shall give the Agent at the Payment Office (i) no later than 12:00 Noon (New York time) at least three Business Days' prior written notice or telephonic notice (confirmed in writing) of each Eurodollar Loan to be made hereunder and (ii) no later than 11:30 A.M. (New York time) on the date of such Borrowing written notice or telephonic notice (confirmed in writing) of each Base Rate Loan to be made hereunder. Each such notice (each a "Notice of Borrowing") shall state that the Borrowing is being made hereunder and shall specify the aggregate principal amount the applicable Borrower desires to borrow hereunder, the date of Borrowing (which shall be a Business Day), the Type of Loans to be made pursuant to such Borrowing and the Interest Period to be applicable thereto. The Agent shall promptly give each Bank telephonic notice (confirmed in writing) of the proposed Borrowing, of such Bank's proportionate share thereof and of the other matters covered by the Notice of Borrowing. Each Borrowing shall be in an integral multiple of $1,000,000 and not less than $10,000,000 and shall be made from each Bank in the proportion which its respective Commitment bears to the Total Commitment except as otherwise specifically provided in (S) 2.5. The failure of any Bank to make any Loan required hereby shall not release any other Bank from its obligation to make Loans as provided herein.

          1.3  Disbursement of Funds.  (a) No later than 12:00 Noon (New York
               ---------------------
time) (or, in the case of Base Rate Loans, 2:00 P.M. (New York time)) on the date specified in each Notice of Borrowing each Bank will make available the amount of its pro rata portion of the Loans requested to be made on such date in
              --- ----
U.S. dollars and in immediately available funds, to the Agent at the Payment Office. The Agent will make available to the applicable Borrower not later than 1:00 P.M. (New York time) (or, in the case of Base Rate Loans, 3:00 P.M. (New York time)) on such date at the Payment Office the aggregate of the amounts in immediately available funds made available by the Banks against delivery to the Agent at the Payment Office, or at such other office as the Agent may specify, of the documents and papers provided for herein. The Agent shall deliver the documents and papers received by it for the account of each Bank to such Bank or upon its order.

          (b) If the Fronting Bank shall not have received from a Borrower the payment required to be made by such Borrower pursuant to (S) 1A(e) within the time specified in such Section, the Fronting Bank will promptly notify the

Agent of the L/C Disbursement and the Agent will promptly notify each Bank of such L/C Disbursement and its Applicable Percentage thereof. Not later than 2:00 P.M. (New York time) on such date (or, if such Bank shall have received such notice later than 12:00 Noon (New York time) on any day, no later than 10:00 A.M. (New York time) on the immediately following Business Day), each Bank will make available the amount of its Applicable Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute a Base Rate Loan of such Bank and such payment shall be deemed to have reduced the L/C Exposure) in immediately available funds, to the Agent at the Payment Office, and the Agent will promptly pay to the Fronting Bank amounts so received by it from the Banks. The Agent will promptly pay to the Fronting Bank any amounts received by it from such Borrower pursuant to (S) 1A(e) prior to the time that any Bank makes any payment pursuant to this paragraph (b), and any such amounts received by the Agent thereafter will be promptly remitted by the Agent to the Banks that shall have made such payments and to the Fronting Bank, as their interests may appear. If any Bank shall not have made its Applicable Percentage of such L/C Disbursement available to the Agent as provided above, such Bank agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Agent for the account of the Fronting Bank at, for the first such day, the Federal Funds Rate, and for each day thereafter, the Base Rate.

          1.4  Repayment of Loans; Evidence of Debt.  (a) The outstanding
               ------------------------------------
principal balance of each Loan shall be due and payable by the Borrower to which such Loan was made on the Expiry Date, subject to the provisions of (S) 2.6. Each Loan shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in (S) 2.1. Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Bank resulting from each Loan made by such Bank from time to time to each Borrower, including the amounts of principal and interest payable and paid to such Bank from time to time under this Agreement. The Agent shall maintain the Register pursuant to (S) 1.4(b), and a subaccount for each Bank and each Borrower, in which Register and subaccounts (taken together) shall be recorded
(i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrower to each Bank hereunder and (iii) the amount of any sum received by the Agent hereunder from each Borrower and each Bank's share thereof. The entries made in the Register and accounts maintained pursuant to this (S) 1.4 shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Bank or
                              --------  -------
the Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein shall not in any manner affect the obligations of each Borrower to repay the Loans in accordance with their terms. The obligations of the Borrowers with respect to their respective Loans shall be several, not joint.

          (b) The Agent shall maintain at the Payment Office a register for the recordation of the names and addresses of the Banks, the Commitments of the Banks from time to time, and the principal amount of the Loans owing to each Bank from each Borrower from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error. The Register shall be available for inspection by each Borrower, the Agent or any Bank at any reasonable time and from time to time upon reasonable prior notice.

          1.5  Special Payment Provisions.  Unless the Agent shall have been
               --------------------------
notified by any Bank prior to any date of a Borrowing that such Bank does not intend to make available to the Agent such Bank's portion of the Loans to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of a Borrowing and the Agent may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If such amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such amount on demand from such Bank. If such Bank does not pay such amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the applicable Borrower and the applicable Borrower shall pay such amount to the Agent. The Agent shall also be entitled to recover from such Bank or the applicable Borrower, as the case may be, interest on such amount in respect of each day from the date such amount was made available by the Agent to the applicable Borrower to the date such amount is recovered by the Agent, at a rate per annum equal to (i) in the case of such Bank, the Federal Funds Rate and (ii) in the case of either Borrower, the applicable rate provided in (S) 2.1 for the applicable Type of Loan. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its Commitment hereunder or to prejudice any rights which the applicable Borrower may have against any Bank as a result of the failure of such Bank to perform its obligations hereunder.

          1.6  Fees.  (a) The Borrowers agree to pay to the Agent for pro rata
               ----                                                   --- ----
distribution to each Bank a Commitment Fee (the "Commitment Fee"), for the period from the Closing Date until the Expiry Date (or such earlier date as the Total Commitment shall be terminated as to both Borrowers), on the average daily unused amount of the Commitments, computed at the Applicable Commitment Fee Percentage per annum computed on the basis of the number of days actually elapsed over a year of 365 or 366 days and payable quarterly in arrears on the last day of each calendar quarter and on the Expiry Date (or such earlier date as the Total Commitment shall be terminated as to both Borrowers).

          (b) Each Borrower agrees to pay (i) to the Agent for pro rata
                                                               --- ----
distribution to each Bank a fee (an "L/C Participation Fee"), for the period from the Closing Date until the Expiry Date (or such earlier date as all Letters of Credit shall be canceled or expire and the Total Commitment shall be terminated as to both Borrowers), on that portion of the average daily L/C Exposure attributable to Letters of Credit issued for the account of such Borrower (excluding the portion thereof attributable to unreimbursed L/C Disbursements), at the rate per annum equal to the Applicable Eurodollar Margin from time to time in effect for such Borrower and (ii) to the Fronting Bank a fronting fee, which shall accrue at the rate of .125% per annum on the average daily amount of the L/C Exposure attributable to Letters of Credit issued for the account of such Borrower (excluding any portion thereof attributable to unreimbursed L/C Disbursements) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any L/C Exposure attributable to Letters of Credit issued for the account of such Borrower, as well as the Fronting Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. L/C Participation fees and fronting fees accrued under this paragraph are payable quarterly in arrears on the last day of each calendar quarter and on the date on which the Total

Commitment shall be terminated as provided herein. All L/C Participation Fees and fronting fees payable under this paragraph shall be computed on the basis of the number of days actually elapsed over a year of 365 or 366 days.

          1.7  Reductions in Total Commitments.  The Borrowers shall have the
               -------------------------------
right, upon at least 3 Business Days' prior written notice to the Agent at the Payment Office (which notice the Agent shall promptly transmit to each of the Banks), to reduce permanently the Total Commitment, in an aggregate amount equal to an integral multiple of $1,000,000 and not less than $10,000,000, or to terminate the unutilized portion of the Total Commitment, provided that (i) any
                                                          --------
such reduction or termination shall apply proportionately to the Commitments of the Banks and (ii) no such termination or reduction shall be made that would reduce the Total Commitments to an amount less than the sum of the aggregate outstanding principal amount of Loans and the aggregate L/C Exposure.

          1.8  Compensation.  The applicable Borrower shall compensate each
               ------------
Bank, upon such Bank's written request given promptly after learning of the same, for all losses, expenses and liabilities (including, without limitation, any interest paid by such Bank to lenders of funds borrowed by it to make or carry its Eurodollar Loans and any loss sustained by such Bank in connection with the re-employment of such funds), which the Bank sustains: (i) if for any reason (other than a failure of such Bank to perform its obligations) a Borrowing of any Eurodollar Loan does not occur on a date specified therefor in a Notice of Borrowing or notice of conversion (whether or not withdrawn or canceled pursuant to (S) 2.5 or otherwise), (ii) if any repayment or conversion (pursuant to (S) 2.5 or otherwise) of any of its Eurodollar Loans occurs on a date which is not the last day of the Interest Period applicable thereto, or
(iii) without duplication of any amounts paid pursuant to (S) 2 hereof, as a consequence of any other default by such Borrower to repay its Eurodollar Loans when required by the terms of this Agreement. A certificate as to any amounts payable to any Bank under this (S) 1.8 submitted to the applicable Borrower by such Bank shall show the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto.

          SECTION 1A.  Letters of Credit.  (a)  General.  A Borrower may from
                       ------------------       --------
time to time request the issuance of Letters of Credit for its own account (for obligations of such Borrower or any of its Subsidiaries, or in the case of Finance Co., for any of Resources' Subsidiaries (other than PPL and its Subsidiaries)), denominated in dollars, in form reasonably acceptable to the Agent and the Fronting Bank, at any time and from time to time while the Commitments remain in effect. This Section shall not be construed to impose an obligation upon the Fronting Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

          (b)  Notice of Issuance, Amendment, Renewal, Extension; Certain
               ----------------------------------------------------------
Conditions.  In order to request the issuance of a Letter of Credit (or to
-----------
amend, renew or extend an existing Letter of Credit), the applicable Borrower shall hand deliver or telecopy to the Fronting Bank and the Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (A) the L/C Exposure shall not exceed $5,000,000 and (B) the Aggregate Credit Exposure shall not exceed the Total Commitment.

          (c)  Expiration Date.  Each Letter of Credit shall expire at the close
               ----------------
of business on the date that is five Business Days prior to the Expiry Date, unless such Letter of Credit expires by its terms on an earlier date.

          (d)  Participations.  By the issuance of a Letter of Credit and
               ---------------
without any further action on the part of the Fronting Bank or the Banks, the Fronting Bank hereby grants to each Bank, and each such Bank hereby acquires from the Fronting Bank, a participation in such Letter of Credit equal to such Bank's Applicable Percentage from time to time of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees to pay to the Agent, for the account of the Fronting Bank, such Bank's proportionate share of each L/C Disbursement made by the Fronting Bank and not reimbursed by the applicable Borrower forthwith on the date due as provided in
(S) 1.3(b). Each Bank acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or the termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e)  Reimbursement.  If the Fronting Bank shall make any L/C
               --------------
Disbursement in respect of a Letter of Credit, the applicable Borrower shall pay to the Agent an amount equal to such L/C Disbursement not later than two hours after the applicable Borrower shall have received notice from the Fronting Bank that payment of such draft will be made, or, if the applicable Borrower shall have received such notice later than 10:00 A.M. (New York time) on any Business Day, not later than 10:00 A.M. (New York time) on the immediately following Business Day.

          (f)  Obligations Absolute.  The applicable Borrower's obligations to
               ---------------------
reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

          (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

          (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

          (iii) the existence of any claim, setoff, defense or other right that the applicable Borrower, any other party guaranteeing, or otherwise obligated with, either Borrower or any subsidiary or other affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Fronting Bank, the Agent or any Bank or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

          (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (v) payment by the Fronting Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

          (vi) any other act or omission to act or delay of any kind of the Fronting Bank, the Banks, the Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the applicable Borrower's obligations hereunder.

          Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrowers hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of the Fronting Bank. However, the foregoing shall not be construed to excuse the Fronting Bank from liability to the applicable Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the applicable Borrower to the extent permitted by applicable law) suffered by the applicable Borrower that are caused by the Fronting Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Fronting Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Fronting Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of the Fronting Bank.

          (g)  Disbursement Procedures.  The Fronting Bank shall, promptly
               ------------------------
following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Fronting Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Agent and the applicable Borrower (and, if the applicable Borrower is Finance Co., Resources) of such demand for payment and whether the Fronting Bank has made or will make an L/C Disbursement thereunder; provided that any failure to
                                                  --------
give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse the Fronting Bank and the Banks with respect to any such L/C Disbursement. The Agent shall promptly give each Bank notice thereof.

          (h)  Interim Interest.  If the Fronting Bank shall make any L/C
               -----------------
Disbursement in respect of a Letter of Credit, then, unless the applicable Borrower shall reimburse such L/C Disbursement in full on the date thereof, the unpaid amount thereof shall bear interest for the account of the Fronting Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the applicable Borrower or the date on which interest shall commence to accrue on the Base Rate Loans resulting from such L/C Disbursement as provided in (S) 1.3(b), at the rate per annum that would apply to such amount if such amount were a Base Rate Loan.

          (i)  Cash Collateralization.  If any Event of Default with respect to
               -----------------------
a Borrower shall occur and be continuing, such Borrower shall, on the Business Day it receives notice from the Agent or the Required Banks thereof and of the amount to be deposited, deposit in an account with the Agent, for the benefit of the Banks, an amount in cash equal to the portion of the L/C Exposure attributable to Letters of Credit issued for the account of such Borrower and outstanding as of such date. Such deposit shall be held by the Agent as collateral for the payment and performance of the obligations under this Agreement. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Such deposits shall not bear interest. Moneys in such account shall automatically be applied by the Agent to reimburse the Fronting Bank for L/C Disbursements attributable to Letters of Credit issued for the account of the Borrower depositing such moneys for which the Fronting Bank has not been reimbursed, and any remaining amounts will either (i) be held for the satisfaction of the reimbursement obligations of such Borrower for the L/C Exposure at such time or (ii) if the maturity of the Loans of such Borrower has been accelerated, be applied to satisfy the obligations of such Borrower under this Agreement. If a Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived.

          SECTION 20  Interest.
                      --------

          2.1  Rates of Interest.  (a)  Each Borrower agrees to pay interest in
               -----------------
respect of the unpaid principal amount of each Base Rate Loan made to it from the date the proceeds thereof are made available to it until prepayment pursuant to (S) 3 or maturity (whether by acceleration or otherwise) at a rate per annum which shall be the Base Rate in effect from time to time.

          (b) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan made to it from the date the proceeds thereof are made available to it until prepayment pursuant to (S) 3 or maturity (whether by acceleration or otherwise) at a rate per annum which shall be the relevant Quoted Rate plus the Applicable Eurodollar Margin plus the Applicable Utilization Fee, if any.

          (c) Each Borrower agrees to pay interest in respect of overdue principal of, and (to the extent permitted by law) overdue interest in respect of, each Loan made to it, on demand, at a rate per annum which shall be 2% in excess of the Base Rate in effect from time to time.

          (d) Interest shall be computed on the actual number of days elapsed on the basis of a 360-day year; provided, however, that for any rate of interest
                                --------  -------
determined by reference to the Prime Rate, interest shall be computed on the actual number of days elapsed on the basis of a year of 365 or 366 days.

          (e) In computing interest on the Loans, the date of the making of a Loan shall be included and the date of payment shall be excluded, provided,
                                                                  --------
however, that if a Loan is repaid on the same day on which it is made, such day
-------
shall nevertheless be included in computing interest thereon.

          2.2  Determination of Rate of Borrowing.  As soon as practicable after
               ----------------------------------
10:00 A.M. (New York time) on the second Business Day prior to the commencement of any Interest Period with respect to a Eurodollar Loan, the Agent shall determine (which determination, absent manifest error, shall be final, conclusive and binding upon all parties) the rate of interest which shall be applicable to such Eurodollar Loan for the Interest Period applicable thereto and shall promptly give notice thereof (in writing or by telephone, confirmed in writing) to the applicable Borrower and the Banks. In the event that there is no applicable rate for such Eurodollar Loan: (i) the Agent shall promptly give notice thereof (in writing or by telephone, confirmed in writing) to the applicable Borrower and the Banks and (ii) such Loan shall be deemed to have been requested to be made as a Base Rate Loan and (iii) the rate applicable to such Loan shall be the Base Rate in effect from time to time.

          2.3  Interest Payment Dates.  Accrued interest shall be payable (i) in
               ----------------------
respect of each Eurodollar Loan, at the end of the Interest Period relating thereto and in respect of each Loan with an Interest Period of longer than 3 months, on each 3-month anniversary of the first day of such Interest Period,
(ii) in respect of each Base Rate Loan, at the end of each Interest Period relating thereto and (iii) in respect of each Loan, on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after maturity, on demand.

          2.4  Conversions; Interest Periods.  (a)  Each Borrower shall have the
               -----------------------------
option to convert on any Business Day, all or a portion at least equal to $10,000,000 of the outstanding principal amount of the Loans made to it pursuant to one or more Borrowings of one Type of Loans into a Borrowing or Borrowings of another Type of Loan, provided that (i) except as provided in (S)2.5(b),
                      --------
Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable thereto and no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Loans pursuant to such Borrowing to less than $10,000,000 and (ii) Loans may only be converted into Eurodollar Loans if no Default or Event of Default with respect to such Borrower is in existence on the date of the conversion. Each such conversion shall be effected by such Borrower by giving the Agent at its Payment Office, prior to 12:00 Noon (New York time), at least three Business Days (or by 12:00 Noon on the same Business Day in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were made, the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.

          (b) At the time a Borrower gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans (in the case of any subsequent Interest Period), such Borrower shall have the right to elect, by giving the Agent written notice (or telephonic notice promptly confirmed in writing), the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of such Borrower, be a one, two, three or six month period or, subject to availability on the part of each Bank, such shorter period as ends on the Expiry Date. Notwithstanding anything to the contrary contained above:

          (i) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

          (ii) if any Interest Period applicable to a Borrowing of Eurodollar Loans begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iii) no Interest Period in respect of any Borrowing of Loans shall extend beyond the Expiry Date; and

          (iv) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period.

If upon the expiration of any Interest Period, a Borrower has failed to elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above or is unable to elect a new Interest Period as a result of (S) 2.4(a)(ii) above, such Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

          2.5  Increased Costs, Illegality, Etc.  (a)  In the event that any
               ---------------------------------
Bank (including the Agent and the Fronting Bank) shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties but, with respect to the following clauses (i), (ii) and (iii), shall be made only after consultation with the applicable Borrower and the Agent on the date of such determination) that:

          (i) on any date for determining the Quoted Rate for any Interest Period, by reason of any change after the date hereof affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate by reference to the Quoted Rate; or

          (ii) at any time, by reason of (y) any change after the date hereof in any applicable law or governmental rule, regulation or order (or any interpretation thereof by a governmental authority or otherwise (provided
                                                                      --------
     that, in the case of an interpretation not by a governmental authority, such interpretation shall be made in good faith and shall have a reasonable basis) and including the introduction of any new law or governmental rule, regulation or order), to the extent not provided for in clause (iii) below, or (z) in the case of Eurodollar Loans, other circumstances affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market, the Quoted Rate shall not represent the effective pricing to such Bank for funding or maintaining the affected Eurodollar Loan; or

          (iii) at any time, by reason of the requirements of Regulation D or other official reserve requirements, the Quoted Rate shall not represent the effective pricing to such Bank for funding or maintaining the affected Eurodollar Loan; or

          (iv) at any time, that the making or continuance of any Eurodollar Loan or the issuance of any Letter of Credit has become unlawful by compliance by such Bank or by the Fronting Bank in good faith with any law, governmental rule, regulation, guideline or order, or would cause severe hardship to such Bank or to the Fronting Bank as a result of a contingency occurring after the date hereof which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, the Bank so affected shall on such date of determination give notice (by telephone confirmed in writing) to each applicable Borrower and to the Agent (who shall give similar notice to each Bank) of such determination. Thereafter, (x) in the case of clause (i), (ii) or (iii) above, each applicable Borrower shall pay to such Bank, upon written demand therefor, such additional amounts deemed in good faith by such Bank to be material (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its discretion shall determine) as shall be required to cause such Bank to receive interest with respect to its affected Eurodollar Loan at a rate per annum equal to the then Applicable Eurodollar Margin in excess of the effective pricing to such Bank to make or maintain such Eurodollar Loan and (y) in the case of clause (iv), each applicable Borrower shall take one of the actions specified in (S) 2.5(b) as promptly as possible and, in any event, within the time period required by law. A certificate as to additional amounts owed any such Bank, showing in reasonable detail the basis for the calculation thereof, submitted to each applicable Borrower and the Agent by such Bank shall, absent manifest error, be final, conclusive and binding upon all of the parties hereto.

          (b) At any time that any of its Loans are affected by the circumstances described in (S) 2.5(a) each applicable Borrower may (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Agent notice thereof by telephone (confirmed in writing) on the same date that such Borrower was notified by the affected Bank pursuant to (S) 2.5(a) or (ii) if the affected Eurodollar Loan is then outstanding, upon at least 3 Business Days' written notice to the Bank, require the Bank to convert such Eurodollar Loan into a Base Rate Loan; provided that if more than one Bank is affected at any time, then all affected Banks must be treated in the same manner pursuant to this (S) 2.5(b).

          (c) In the event that a Borrower shall be paying additional amounts to a Bank pursuant to (S) 2.5(a)(i), (ii) or (iii) or (S) 2.5(d) (and, in the case of (S) 2.5(d), such Bank has not eliminated the increased costs by designating a new Applicable Lending Office) or is unable to incur a

Eurodollar Loan from such Bank because of the existence of a condition described in (S) 2.5(a)(iv) (any such Bank, an "Affected Bank") covering a period of 90 consecutive days, the Borrowers, the Agent and the Affected Bank shall consult with a view towards (but being under no obligation to) amending this Agreement, with the consent of the Banks other than the Affected Bank (the "Unaffected Banks") which, at such time, have outstanding two-thirds of the aggregate principal amount of the Loans outstanding hereunder (exclusive of the aggregate principal amount of the Loans outstanding of the Affected Bank), to provide for
(i) the termination of the Affected Bank's Commitment, provided that such
                                                       --------
termination is accompanied by payment in full of the outstanding amount of all Loans of the Affected Bank, interest accrued on such amount to the date of payment and all other liabilities and obligations of the Borrowers hereunder (including, without limitation, amounts payable pursuant to (S) 1.8, (S) 2.5(a) or (S) 2.5(d)) with respect to the Affected Bank, and (ii) the substitution of another bank for the Affected Bank and/or the increase, pro rata or otherwise,
                                                        --- ----
of the Commitments of the Unaffected Banks or otherwise, so that the Total Commitment remains the amount which would be applicable in the absence of the occurrence of clause (i) of this (S) 2.5(c); provided that no Commitment of any Unaffected Bank may be changed without the consent of such Bank.

          (d) If any Bank reasonably determines at any time that any applicable law or governmental rule, regulation, order or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank based on the existence of such Bank's Commitment hereunder or its obligations hereunder or under any Letter of Credit, then promptly upon receipt of a written demand from such Bank meeting the requirements of this (S) 2.5(d), the applicable Borrowers agree to pay such Bank such additional amounts as shall be required to compensate such Bank for the increased cost to such Bank of making Loans to (or issuing Letters of Credit for the account of) the Borrowers, as a result of such increase in capital for the first Compensation Period (as defined below). After the initial written demand for payment in respect of this (S) 2.5(d) is delivered to the applicable Borrowers by such Bank, written demand for payment may be submitted for each Compensation Period thereafter that this Agreement remains in effect as to such Bank. Each such written demand shall (i) specify (a) the event pursuant to which such Bank is entitled to claim the additional amount, (b) the date on which the event occurred and became applicable to the Bank and (c) the Compensation Period for which the amount is due and (ii) set out in reasonable detail the basis and computation of such additional amount. Each period for which the additional amounts may be claimed by such Bank (a "Compensation Period") shall be the lesser of (x) the number of days actually elapsed since the date the event occurred and became applicable to such Bank or (y) 90 days. Payments made by the applicable Borrowers to any Bank in respect of this (S) 2.5(d) shall be made on the last day of the Compensation Period specified in each written demand with a final payment to be made on the date of termination of this Agreement as to such Bank. Provided that each Bank acts reasonably and in good faith and uses averaging and attribution methods which are reasonable in determining any additional amounts due under this (S) 2.5(d), such Bank's determination of compensation owing under this (S) 2.5(d) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. No Bank shall be entitled to compensation under this (S) 2.5(d) for any costs incurred with respect to any date unless it shall have notified the applicable Borrowers that it will demand compensation for such costs not more than 60 days after the later of (i) such date and (ii) the date on which it shall have become aware of such costs.

          (e) Each Bank agrees that, upon the occurrence of any event giving rise to the operation of (S) 2.5(d) with respect to such Bank, such Bank shall, if requested by the Borrowers, designate another Applicable Lending Office for any Loans affected by such event with the objective of eliminating, avoiding or mitigating the consequence of the event giving rise to the operation of such section; provided that such Bank and its Applicable Lending Office shall not, in the sole judgment of such Bank, suffer any economic, legal or regulatory disadvantage. Nothing in this (S) 2.5(e) shall affect or postpone any of the obligations of a Borrower or the right of any Bank provided in (S) 2.5(d).

          2.6  Extension of Expiry Date.  (i)  The Borrowers may, by sending an
               ------------------------
Extension Letter to the Agent (in which case the Agent shall promptly deliver a copy to each of the Banks), not less than 30 days and not more than 45 days prior to the Expiry Date then in effect (the "Current Expiry Date"), request that the Banks extend the Expiry Date so that it will occur 364 days after the Current Expiry Date. Each Bank, acting in its sole discretion, shall, by notice to the Agent given not less than 20 days and not more than 30 days prior to the Current Expiry Date, advise the Agent in writing whether or not such Bank agrees to such extension (each Bank that so advises the Agent that it will not extend the Expiry Date being referred to herein as a "Non-extending Bank"); provided
                                                                     --------
that any Bank that does not advise the Agent by the 20th day prior to the Current Expiry Date shall be deemed to be a Non-extending Bank. The election of any Bank to agree to such extension shall not obligate any other Bank to agree.

          (ii) (A) If Banks holding Commitments that aggregate at least 51% of the Total Commitment on the 20th day prior to the Current Expiry Date shall not have agreed to extend the Expiry Date, then the Current Expiry Date shall not be so extended and the outstanding principal balance of all loans and other amounts payable hereunder shall be payable on the Current Expiry Date. (B) If (and only if) Banks holding Commitments that aggregate at least 51% of the Total Commitment on the 20th day prior to the Current Expiry Date shall have agreed to extend the Expiry Date, then the Expiry Date applicable to the Banks that are not Non-extending Banks shall be the day that is 364 days after the Current Expiry Date. In the event of such extension, the Commitment of each Non-extending Bank shall terminate on the Current Expiry Date, all Loans and other amounts payable hereunder to such Non-extending Banks shall become due and payable on the Current Expiry Date and the Total Commitment of the Banks hereunder shall be reduced by the Commitments of Non-extending Banks so terminated on and after such Current Expiry Date.

          (iii)  In the event that the conditions of clause (B) of paragraph
(ii) above have been satisfied, the Borrowers shall have the right on or before the Current Expiry Date, at their own expense, to require any Non-extending Bank to transfer and assign without recourse or representation (except as to title and the absence of Liens created by it) (in accordance with and subject to the restrictions contained in (S) 10.6) all its interests, rights and obligations under this Agreement (including with respect to any L/C Exposure) to one or more other banks or other financial institutions (which may include any Bank) (each, an "Additional Commitment Bank"), provided that (x) such Additional Commitment Bank, if not already a Bank hereunder, shall be subject to the approval of the Agent (not to be unreasonably withheld), (y) such assignment shall become effective as of the Current Expiry Date and (z) the Additional Commitment Bank shall pay to such Non-extending Bank in immediately available funds on the effective date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Non-extending Bank hereunder and all other amounts accrued for such Non-extending Bank's account or owed to it hereunder. Notwithstanding the foregoing, no extension of the Expiry Date shall become effective unless, on the Current Expiry Date, the conditions set forth in paragraphs (a), (b) and (d) of (S)(S) 4.2A and 4.2B shall be satisfied (with all references in such paragraphs to the making of a Loan or issuance of a Letter of Credit being deemed to be references to the extension of the Commitments on the Current Expiry Date) and the Agent shall have received a certificate to that effect dated the Current Expiry Date and executed by a responsible officer of each of the Borrowers and Resources.

          SECTION 3.  Payments.
                      --------

          3.1  Payments on Non-Business Days.  Whenever any  payment to be made
               -----------------------------
hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, if a payment of principal has been so extended, interest shall be payable on such principal at the applicable rate during such extension.

          3.2  Voluntary Prepayments.  Each Borrower shall have the right to
               ---------------------
prepay its Loans in whole or in part, without premium or penalty, from time to time pursuant to this (S) 3.2 on the following terms and conditions: (i) the applicable Borrower shall give the Agent at the Payment Office at least 3 Business Days' prior written notice or telephonic notice (confirmed in writing) of its intent to prepay such Loans, which notice shall specify the amount of such prepayment and the specific Borrowing to be prepaid, which notice the Agent shall promptly transmit to each of the Banks; (ii) each prepayment shall be in an integral multiple of $1,000,000 and not less than $10,000,000 (or, if less, the amount then remaining outstanding in respect of the Borrowing being prepaid); (iii) each prepayment in respect of Loans made pursuant to one Borrowing shall be applied pro rata among the Banks on the basis of such Loans,
        --- ----
except as otherwise provided in (S) 2.5; (iv) at the time of any prepayment, the applicable Borrower shall pay all interest accrued on the principal amount of said prepayment and, if the applicable Borrower prepays any Eurodollar Loan on any day other than the last day of an Interest Period applicable thereto, the applicable Borrower shall compensate the Banks for losses sustained as a result of such prepayment to the extent and as provided in (S) 1.8.

          3.3  Method and Place of Payment, Etc.  Except as expressly provided
               ---------------------------------
herein, all payments under this Agreement shall be made to the Agent for the ratable account of the Banks not later than Noon (New York time) on the date when due and shall be made in freely transferable U.S. dollars and in immediately available funds at the Payment Office (or, if such payment is made in respect of principal of or interest on any Eurodollar Loan, for the account of such non-U.S. office of the Agent as the Agent may from time to time direct). Unless the Agent shall have been notified by the applicable Borrower prior to the date on which any payment to be made by the applicable Borrower hereunder is due that the applicable Borrower does not intend to remit such payment, the Agent may, at its discretion, assume that the applicable Borrower has remitted such payment when so due and the Agent may, at its discretion and in reliance upon such assumption, make available to each Bank (for the account of its applicable lending office) on such payment date an amount equal to such Bank's share of such assumed payment. If the applicable Borrower has not in fact remitted such payment to the Agent, each Bank shall forthwith on demand repay to the Agent the amount of such assumed payment made available to such Bank together with interest thereon in respect of each day from and including the date such amount was made available by the Agent to such Bank to the date such amount is repaid to the Agent at a rate per annum equal to the Federal Funds Rate. On the commencement date of each Interest Period and on each date occurring two Business Days prior to an Interest Payment Date, the Agent shall notify the applicable Borrower of the amount of interest and/or fees due at the end of such Interest Period or on such Interest Payment Date (assuming, in the case of Base Rate Loans, that there is no change in the rate of interest applicable to the applicable Base Rate Loan); provided, however, that failure to so notify the applicable Borrower shall not affect such Borrower's obligation to make any such payments.

          3.4  Net Payments.  All payments under this Agreement shall be made
               ------------
without set-off or counterclaim and in such amounts as may be necessary in order that all such payments of principal and interest in connection with Loans (after deduction or withholding for or on account of (i) any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof, excluding any tax on or measured by the net income of a Bank pursuant to the income tax laws of the jurisdiction where such Bank's principal or lending office is located or in which such Bank maintains a place of business (all such non-excluded taxes, levies, imposts, duties or other charges, the "Taxes") and (ii) any taxes on or measured by the net income payable by any such Bank with respect to the amount by which the payments required to be made by this (S) 3.4 exceed the amount otherwise specified to be paid under this Agreement) shall not be less than the amounts otherwise specified to be paid under this Agreement; and the Borrowers further agree to pay and to save the Agent, the Fronting Bank and the Banks (and any participant, to the extent provided in Section 10.6(b)(B)) harmless, on an after-tax basis, from all liability for Taxes on or in connection with Loans or any payments thereunder, and any interest, penalties or additions with respect thereto, provided, however, that such interest, penalties
                                -----------------
and additions are not a result of any action, omission or failure to act on the part of the Agent, the Fronting Bank or the Banks. A certificate as to any additional amounts payable to any Bank under this (S) 3.4 submitted to the applicable Borrower by such Bank shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto. With respect to each deduction or withholding for or on account of any Taxes, the applicable Borrower shall promptly furnish to each Bank such certificates, receipts and other documents as may be required (in the judgment of such Bank) to establish any tax credit to which such Bank may be entitled.

          SECTION 4.  Conditions Precedent.
                      --------------------

          4.1  Conditions to Effectiveness.  On the Closing Date:
               ---------------------------

          (a) The Agent shall have received from the general counsel or senior counsel of PPL a favorable opinion dated the Closing Date substantially in the form of Exhibit A hereto.

          (b) The Agent shall have received an opinion of Thelen Reid & Priest LLP, counsel for PPL, Finance Co. and Resources, addressed to the Agent, the Fronting Bank and the Banks, dated the Closing Date, with respect to the enforceability of this Agreement against PPL and Finance Co., and with respect to the enforceability of the guarantee hereunder by Resources of the obligations of Finance Co. against Resources, substantially in the form of Exhibit B hereto.

          (c) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement (including resolutions of the Board of Directors of PPL, Finance Co. and Resources and certificates as to the incumbency of the officers signing this Agreement or any certificate delivered in connection herewith) shall be satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all documents that it has requested, such documents where appropriate to be certified by proper corporate or governmental authorities.

          (d) The Agent shall have received from each of the Banks, the Fronting Bank, PPL, Finance Co. and Resources a duly executed and delivered counterpart hereof.

          (e) The conditions set forth in (S)(S) 4.2A and 4.2B (other than (S) 4.2A(c) and (S) 4.2B(c)) shall have been satisfied.

          (f) The Agent shall have received a certificate signed by appropriate officers of PPL stating that all regulatory approvals necessary to permit PPL to enter into this Agreement and to perform its obligations hereunder have been obtained and are in full force and effect and attaching evidence of all such regulatory approvals.

          (g) The Borrowers shall have delivered a termination notice which will effectively terminate, as of the Closing Date, the credit facility established pursuant to the Existing Credit Agreement, and shall have repaid or prepaid all principal, interest, fees and other amounts due or outstanding thereunder.

          (h) The Borrowers shall have delivered termination notices which will effectively terminate, as of the Closing Date, the bilateral facilities set forth on Schedule II to this Agreement.

          4.2A  Conditions to Each Loan to PPL and Each Issuance of a Letter of
                ---------------------------------------------------------------
Credit for the account of PPL.  The obligation of each Bank to make each Loan to
-----------------------------
PPL (excluding any conversions of one Type of Loan to another Type pursuant to (S) 2.5(b)) and of the Fronting Bank to issue each Letter of Credit for the account of PPL hereunder is subject, at the time of the making of each such Loan and the issuance of each such Letter of Credit (except as hereinafter indicated), to the satisfaction of the following conditions, with the making of each such Loan and the issuance of each such Letter of Credit constituting a representation and warranty by PPL that the conditions specified in (S)(S) 4.2A(a), (b), (d) and (e) below are then satisfied:

          (a)  No Default.  At the time of the making each such Loan to PPL, and
               ----------
     the issuance of each Letter of Credit for the account of PPL and after giving effect thereto, there shall exist no Default or Event of Default with respect to PPL.

          (b)  Representations and Warranties.  At the time of the making of
               ------------------------------
     each such Loan to PPL and the issuance of each such Letter of Credit for the account of PPL and after giving effect thereto, all representations and warranties contained in (S) 7A hereof shall be true and correct with the same force and effect as though such representations and warranties had been made as of such time.

          (c)  Notice of Borrowing.  The Agent shall have received Notice of
               -------------------
     Borrowing from PPL as required by (S) 1.2 or, in the case of the issuance of a Letter of

     Credit, the Fronting Bank and the Agent shall have received a notice f rom PPL requesting the issuance of such Letter of Credit as required by (S) 1A(b).

          (d)  No Adverse Change. Since December 31, 1998, there shall have been
               -----------------
     no change in the business, assets, financial condition or operations of PPL and its Subsidiaries taken as a whole which materially and adversely affects the ability of PPL to perform any of its obligations hereunder.

          (e)  Regulatory Approval. The making of such Loan to PPL or the
               -------------------
     issuance of such Letter of Credit for the account of PPL shall not cause the aggregate dollar amount of Loans and Letters of Credit outstanding for the account of PPL to exceed the amount of such obligations for which PPL has obtained the necessary regulatory approval.


               4.2B  Conditions to Each Loan to Finance Co. and Each Issuance of
                     -----------------------------------------------------------
     a Letter of Credit for the account of Finance Co.  The obligation of each
     -------------------------------------------------
     Bank to make each Loan to Finance Co. (excluding any conversions of one Type of Loan to another Type pursuant to (S) 2.5(b)) and of the Fronting Bank to issue each Letter of Credit for the account of Finance Co. hereunder is subject, at the time of the making of each such Loan and the issuance of each such Letter of Credit (except as hereinafter indicated), to the satisfaction of the following conditions, with the making of each such Loan and the issuance of each such Letter of Credit constituting a representation and warranty by Finance Co. that the conditions specified in
     (S)(S) 4.2B(a), (b) and (d) below are then satisfied:

          (a)  No Default.  At the time of the making of each such Loan to
               ----------
     Finance Co. and the issuance of each Letter of Credit for the account of Finance Co. and after giving effect thereto, there shall exist no Default or Event of Default with respect to Finance Co.

          (b)  Representations and Warranties.  At the time of the making of
               ------------------------------
     each such Loan to Finance Co. and the issuance of each such Letter of Credit for the account of Finance Co. and after giving effect thereto, all representations and warranties contained in (S) 7B hereof shall be true and correct with the same force and effect as though such representations and warranties had been made as of such time.

          (c)  Notice of Borrowing. The Agent shall have received Notice of
               -------------------
     Borrowing from Finance Co. as required by (S) 1.2 or, in the case of the issuance of a Letter of Credit, the Fronting Bank and the Agent shall have received a notice from Finance Co. requesting the issuance of such Letter of Credit as required by (S) 1A(b).

          (d)  No Adverse Change. Since December 31, 1998, there shall have been
               -----------------
     no change in the business, assets, financial condition or operations of Resources and its Subsidiaries taken as a whole which materially and adversely affects the ability of Resources to perform any of its obligations hereunder.

          SECTION 5.A  Covenants of PPL.
                       ----------------

          While this Agreement is in effect and until the Total Commitment has been terminated with respect to PPL, all obligations of PPL hereunder shall have been paid in full and all Letters of Credit issued for the account of PPL shall have been canceled or have expired and all amounts drawn thereunder shall have been reimbursed in full, PPL agrees that:

          5.1A  Financial Statements.  PPL will furnish to each Bank:
                --------------------

          (a) within 120 days after the end of each fiscal year an auditors' report, including a balance sheet as at the close of such fiscal year and statements of income, shareowners' common equity and cash flows for such year for PPL and its consolidated Subsidiaries prepared in conformity with GAAP, with an opinion expressed by PricewaterhouseCoopers LLP or other independent auditors of recognized standing selected by it;

          (b) within 60 days after the end of each of the first three quarters in each fiscal year, a balance sheet as at the close of such quarterly period and statements of income, shareowners' common equity and cash flows for such quarterly period for itself and its consolidated Subsidiaries prepared in conformity with GAAP;

          (c) within 120 days after the end of each fiscal year, a copy of its Form 10-K Report to the Securities and Exchange Commission ("SEC") and within 60 days after the end of each of the first three quarters in each fiscal year, a copy of its Form 10-Q Report to the SEC;

          (d) from time to time, with reasonable promptness, such further information regarding its business, affairs and financial condition as any Bank and the Fronting Bank may reasonably request; and

          (e) upon acquiring knowledge of the existence of a Default or Event of Default with respect to it a certificate of a financial officer specifying: (i) the nature of such Default or Event of Default, (ii) the period of the existence thereof, and (iii) the actions that PPL proposes to take with respect thereto.

          The financial statements required to be furnished pursuant to clauses
(a) and (b) above shall be accompanied by a certificate of a principal financial officer of PPL to the effect that no Default or Event of Default with respect to it has occurred and is continuing. The financial statements required to be furnished pursuant to clause (a) above shall also be accompanied by a Compliance Certificate in the form of Exhibit D-1 hereto ("PPL Compliance Certificate") demonstrating compliance with (S) 5.4A.

          5.2A  Mergers.  PPL will not merge or consolidate with any Person if
                -------
PPL is not the survivor unless (a) the survivor assumes the obligations of PPL hereunder, (b) the survivor is a utility whose business is not substantially different in character or composition from that of PPL and (c) the senior secured debt ratings of the survivor by Moody's and S&P as available (or if the ratings of Moody's and S&P are not available, of such other rating agency as shall be acceptable to the Agent), are at least equal to the ratings of PPL's First Mortgage Bonds (or other senior secured debt) immediately prior to such merger or consolidation.

          5.3A  Ratings. PPL will use its best efforts to promptly notify the
                -------
Banks upon obtaining knowledge of any change in, or cessation of, ratings of PPL's First Mortgage Bonds (or other senior secured debt) by Moody's or S&P.

          5.4A  Consolidated Indebtedness to Consolidated Capitalization.  The
                --------------------------------------------------------
ratio of Consolidated Indebtedness of PPL to Consolidated Capitalization of PPL shall not exceed 70% at any time.

          SECTION 5.B  Covenants of Finance Co. and Resources.
                       --------------------------------------

          While this Agreement is in effect and until the Total Commitment has been terminated with respect to Finance Co., all obligations of Finance Co. and Resources hereunder shall have been paid in full and all Letters of Credit issued for the account of Finance Co. shall have been canceled or have expired and all amounts drawn thereunder shall have been reimbursed in full, each of Finance Co. and Resources agrees that:

          5.1B  Financial Statements.  Resources will furnish to each Bank:
                --------------------

          (a) within 120 days after the end of each fiscal year (i) an auditors' report, including a balance sheet as at the close of such fiscal year and statements of income, shareowners' common equity and cash flows for such year for Resources and its consolidated Subsidiaries prepared in conformity with GAAP, with an opinion expressed by PricewaterhouseCoopers LLP or other independent auditors of recognized standing selected by it and
     (ii) Resources' unconsolidated balance sheet as at the close of such fiscal year and statements of income, shareholders common equity and cash flows for such year;

          (b) within 60 days after the end of each of the first three quarters in each fiscal year, a balance sheet as at the close of such quarterly period and statements of income, shareowners' common equity and cash flows for such quarterly period for (i) Resources and its consolidated Subsidiaries prepared in conformity with GAAP, and (ii) Resources' unconsolidated balance sheet as at the close of such quarterly period and statements of income, shareowners' common equity and cash flow for such quarterly period;

          (c) within 120 days after the end of each fiscal year, a copy of Resources' Form 10-K Report to the SEC and within 60 days after the end of each of the first three quarters in each fiscal year, a copy of Resources' Form 10-Q Report to the SEC;

          (d) from time to time, with reasonable promptness, such further information regarding Resources' business, affairs and financial condition as any Bank and the Fronting Bank may reasonably request; and

          (e) upon acquiring knowledge of the existence of a Default or Event of Default with respect to Finance Co. a certificate of a financial officer of Resources and an officer of Finance Co. specifying: (i) the nature of such Default or Event of Default, (ii) the period of the existence thereof, and (iii) the actions that Resources and Finance Co. propose to take with respect thereto.

          The financial statements required to be furnished pursuant to clauses
(a) and (b) above shall be accompanied by a certificate of a principal financial officer of Resources to the effect that no Default or Event of Default with respect to Finance Co. has occurred and is continuing. The financial statements required to be furnished pursuant to clause (a) above shall also be accompanied by a Compliance Certificate in the form of Exhibit D-2 hereto ("Resources Compliance Certificate") demonstrating compliance with (S) 5.5B.

          5.2B  Mergers. (i) (1) Resources will not merge or consolidate with
                -------
any Person if Resources is not the survivor unless (a) the survivor assumes Resources' obligations hereunder, (b) substantially all of the consolidated assets and consolidated revenues of the survivor are anticipated to come from a utility business or utility businesses and (c) the senior unsecured debt ratings of the survivor by Moody's or S&P, as available (or if the ratings of Moody's and S&P are not available, of such other rating agency as shall be acceptable to the Required Banks), are at least equal to the ratings of Resource's senior unsecured debt immediately prior to such merger or consolidation; (2) Resources will not dispose of any common stock of either Borrower or any securities convertible into common stock of either Borrower, except in connection with any merger or consolidation permitted under this (S) 5.2B or under (S) 5.2A, and except that Resources shall be allowed to sell, transfer or otherwise dispose of PPL's common stock to PPL.

          (ii) Finance Co. will not merge into or consolidate with any other Person except (a) Resources or a successor of Resources permitted by this Section or (b) any other Person which is a wholly owned subsidiary of Resources or a successor of Resources permitted by this Section.

          5.3B  Ratings.  Finance Co. and Resources will each use their best
                -------
efforts to promptly notify the Banks upon obtaining knowledge of any change in, or cessation of, ratings of Resources' senior unsecured debt by Moody's or S&P.

          5.4B  Liens.   Resources will not create, incur, or suffer to exist
                -----
any Lien in or on the common stock of PPL or Finance Co. or on securities convertible into the common stock of PPL or Finance Co. (in either case, now or hereafter acquired) other than Permitted Liens.

          5.5B  Consolidated Indebtedness to Consolidated Capitalization.  The
                --------------------------------------------------------
ratio of Consolidated Indebtedness of Resources to Consolidated Capitalization of Resources shall not exceed 70% at any time.

          SECTION 6.A  Events of Default with Respect to PPL.
                       -------------------------------------

          Each of the following events shall constitute an "Event of Default" with respect to PPL:

          6.1A  Representations, Etc.  Any certificate furnished by PPL to the
                ---------------------
Banks and the Fronting Bank pursuant hereto shall prove to have been incorrect in any material respect or any of the representations and warranties made by PPL herein or in connection herewith shall prove to have been incorrect in any material respect when made; or

          6.2A  Principal and Interest.  PPL shall fail to make any payment of
                ----------------------
principal on any of its Loans or any
other payment payable by PPL hereunder (including the reimbursement of any L/C Disbursement) when due or, in the case of interest or fees, within 10 days of the due date thereof; or

          6.3A  Defaults by PPL Under Other Agreements.  PPL shall (i) fail to
                --------------------------------------
pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $50,000,000 beyond any period of grace provided with respect thereto, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness in a principal amount in excess of $50,000,000 beyond any period of grace provided with respect thereto if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf to cause, such Indebtedness to become due prior to its stated maturity; or

          6.4A  Judgments.  PPL shall fail within 60 days to pay, bond or
                ---------
otherwise discharge any judgment or order for the payment of money in excess of $25,000,000 that is not stayed on appeal or otherwise being appropriately contested in good faith; or

          6.5A  Bankruptcy, Etc.   PPL shall commence a voluntary case
                ----------------
concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect or any successor thereto (the "Bankruptcy Code"); or an involuntary case shall be commenced against PPL or such case shall be controverted but shall not be dismissed within 60 days after the commencement of the case; or PPL shall not generally be paying its debts as they become due; or a custodian (as defined in the Bankruptcy Code) shall be appointed for, or shall take charge of, all or substantially all of the property of PPL or PPL shall commence any other proceeding under any reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to PPL or there shall be commenced against PPL any such proceeding which remains undismissed for a period of 60 days or PPL shall be adjudicated insolvent or bankrupt; or PPL shall fail to controvert in a timely manner any such case under the Bankruptcy Code or any such proceeding, or any order of relief or other order approving any such case or proceeding shall be entered; or PPL by any act or failure to act shall indicate its consent to, approval of or acquiescence in any such case or proceeding or in the appointment of any custodian or the like for it or any substantial part of its property or shall suffer any such appointment to continue undischarged or unstayed for a period of 60 days; or PPL shall make a general assignment for the benefit of creditors; or any corporate action shall be taken by PPL for the purpose of effecting any of the foregoing; or

          6.6A  Other Covenants.   PPL shall fail to perform or observe any
                ---------------
other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for a period of 30 days after written notice thereof shall have been received by PPL from the Agent or the Required Banks.


          SECTION 6.B  Events of Default with Respect to Finance Co.
                       --------------------------------------------

          Each of the following events shall constitute an "Event of Default" with respect to Finance Co.:

          6.1B  Representations, Etc.  Any certificate furnished by Finance Co.
                ---------------------
or Resources to the Banks and the Fronting Bank pursuant hereto shall prove to have been incorrect in any material respect or any of the representations and warranties made by Finance Co. or Resources herein or in connection herewith shall prove to have been incorrect in any material respect when made; or

          6.2B  Principal and Interest.  Either Finance Co. or Resources shall
                ----------------------
fail to make any payment of principal on any Loan to Finance Co. or any other payment payable by Finance Co. or Resources hereunder (including the reimbursement of any L/C Disbursement) when due or, in the case of interest or fees, within 10 days of the due date thereof; or

          6.3B  Defaults by Finance Co. or Resources Under Other Agreements.
                -----------------------------------------------------------
Finance Co. or Resources shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $40,000,000, in the case of Indebtedness of Resources or Indebtedness of Finance Co. guaranteed by Resources or, in the case of Indebtedness of Finance Co. not guaranteed by Resources, $10,000,000, if such failure shall continue beyond any period of grace provided with respect thereto, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument (including any term, covenant, condition or agreement herein) evidencing or governing any such Indebtedness in a principal amount in excess of, in the case of Indebtedness of Resources or Indebtedness of Finance Co. guaranteed by Resources, $40,000,000 or, in the case of Indebtedness of Finance Co. not guaranteed by Resources, $10,000,000, if such failure shall continue beyond any period of grace provided with respect thereto if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf to cause, such Indebtedness to become due prior to its stated maturity; or

          6.4B  Judgments.  Finance Co. or Resources shall fail within 60 days
                ---------
to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $25,000,000 that is not stayed on appeal or otherwise being appropriately contested in good faith; or

          6.5B  Bankruptcy, Etc.   Finance Co. or Resources shall commence a
                ----------------
voluntary case concerning itself under the Bankruptcy Code; or an involuntary case shall be commenced against Finance Co. or Resources or such case shall be controverted but shall not be dismissed within 60 days after the commencement of the case; or Finance Co. or Resources shall not generally be paying its debts as they become due; or a custodian (as defined in the Bankruptcy Code) shall be appointed for, or shall take charge of, all or substantially all of the property of Finance Co. or Resources or Finance Co. or Resources shall commence any other proceeding under any reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Finance Co. or Resources or there shall be commenced against Finance Co. or Resources any such proceeding which remains undismissed for a period of 60 days or Finance Co. or Resources shall be adjudicated insolvent or bankrupt; or Finance Co. or Resources shall fail to controvert in a timely manner any such case under the Bankruptcy Code or any such proceeding, or any order of relief or other order approving any such case or proceeding shall be entered; or Finance Co. or Resources by any act or failure to act shall indicate its consent to, approval of or acquiescence in any such case or proceeding or in the appointment of any custodian or the like for it or any substantial part of its property or shall suffer any such appointment to continue undischarged or unstayed for a period of 60 days; Finance Co. or Resources shall make a general assignment for the benefit of creditors; or any corporate action shall be taken by Finance Co. or Resources for the purpose of effecting any of the foregoing; or

          6.6B  Other Covenants.   Finance Co. or Resources shall fail to
                ---------------
perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for a period of 30 days after written notice thereof shall have been received by Finance Co. or Resources, as the case may be, from the Agent or the Required Banks; or

          6.7B  Events of Default with Respect to PPL.  An Event of Default
                -------------------------------------
shall occur with respect to PPL.

If any Event of Default with respect to PPL as specified in Section 6A shall then be continuing, then either or both of the following actions may be taken:
(i) the Agent, at the direction of the Required Banks, shall by written notice to PPL, declare the principal of and accrued interest in respect of all of PPL's outstanding Loans to be, whereupon the same and all other amounts due from PPL hereunder shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by PPL, anything contained herein to the contrary notwithstanding, and (ii) the Agent, at the direction of the Required Banks, shall by written notice to PPL, declare the Total Commitment as to PPL terminated, whereupon the Commitment of each Bank (insofar as it is available to PPL) and the obligation of each Bank to make its Loans hereunder to PPL and the obligation of the Fronting Back to issue Letters of Credit for the account of PPL hereunder shall terminate immediately and any accrued Commitment Fee owed by PPL shall forthwith become due and payable without any other notice of any kind; provided that if an Event of Default described in (S) 6.5A shall occur with respect to PPL, the results which would otherwise occur only upon the giving of written notice by the Agent to PPL as specified in clauses (i) and (ii) above shall occur automatically without the giving of any such notice and without any instruction by the Required Banks to give such notice.

If any Event of Default with respect to Finance Co. as specified in Section 6B shall then be continuing, then either or both of the following actions may be taken: (i) the Agent, at the direction of the Required Banks, shall by written notice to Resources and Finance Co., declare the principal of and accrued interest in respect of all of Finance Co.'s outstanding Loans to be, whereupon the same and all other amounts due from Resources or Finance Co. hereunder shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Resources and Finance Co., anything contained herein to the contrary notwithstanding, and (ii) the Agent, at the direction of the Required Banks, shall, by written notice to Resources and Finance Co., declare the Total Commitment as to Finance Co. terminated (insofar as it is available to Finance Co.), whereupon the Commitment of each Bank and the obligation of each Bank to make its Loans to Finance Co. hereunder and the obligations of the Fronting Bank to issue Letters of Credit for the account of Finance Co. shall terminate immediately and any accrued Commitment Fee owed by Finance Co. shall forthwith become due and payable without any other notice of any kind; provided that if an Event of Default described in (S) 6.5B shall occur with respect to Finance Co., the results which would otherwise occur only upon the giving of written notice by the Agent to Finance Co. as specified in clauses (i) and (ii) above shall occur automatically without the giving of any such notice and without any instruction by the Required Banks to give such notice.

          SECTION 7.A  Representations and Warranties of PPL.
                       -------------------------------------

          In order to induce the Banks and the Fronting Bank to enter into this Agreement and to make the Loans to PPL and issue the Letters of Credit for the account of PPL, in each case, as provided for herein, PPL makes the following representations and warranties to the Banks and the Fronting Bank:

          7.1A  Corporate Status.  It is duly incorporated, validly existing and
                ----------------
in good standing under the laws of the Commonwealth of Pennsylvania, and has the corporate power to make and perform this Agreement and to borrow hereunder.

          7.2A  Authority; No Conflict.  The making and performance by it of
                ----------------------
this Agreement have been duly authorized by all necessary corporate action and do not and will not violate any provision of law or regulation, or any decree, order, writ or judgment, or any provision of its charter or by-laws, or result in the breach of or constitute a default under any indenture or other agreement or instrument to which it is a party.

          7.3A  Legality, Etc.  This Agreement constitutes the legal, valid and
                --------------
binding obligation of PPL, enforceable in accordance with its terms except to the extent limited by bankruptcy, insolvency or reorganization laws or by other laws relating to or affecting the enforceability of creditors' rights generally and by general equitable principles which may limit the right to obtain equitable remedies.

          7.4A  Financial Statements.  The consolidated financial statements of
                --------------------
PPL and its consolidated Subsidiaries for the year ended as at December 31, 1998, furnished to the Banks, fairly present its consolidated financial position at December 31, 1998 and the results of its consolidated operations for the year then ended and were prepared in accordance with GAAP. Since that date there has been no adverse change in the business, assets, financial condition or operations of PPL that would materially and adversely affect the ability of PPL to perform any of its obligations hereunder.

          7.5A  Litigation.  Except as disclosed in or contemplated by PPL's
                ----------
Form 10-K Report to the SEC for the year ended December 31, 1998 or in any subsequent Form 10-Q Report or otherwise furnished in writing to the Banks, no litigation, arbitration or administrative proceeding is pending or, to its knowledge, threatened, which, if determined adversely to PPL, would materially and adversely affect its ability to perform any of its obligations under this Agreement. There is no litigation, arbitration or administrative proceeding pending or, to the knowledge of PPL, threatened which questions the validity of this Agreement.

          7.6A  No Violation.  No part of the proceeds of the borrowings by PPL
                ------------
under this Agreement or of any Letter of Credit issued for its account will be used, directly or indirectly by PPL for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the

Board of Governors of the Federal Reserve System, or for any other purpose which violates, or which conflicts with, the provisions of Regulation U or X of said Board of Governors. PPL is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any such "margin stock."

          7.7A   ERISA.  There have not been any "reportable events," as that
                 -----
term is defined in Section 4043 of the Employee Retirement Income Security Act of 1974, as amended, which would result in a material liability to PPL.

          7.8A   Consents.  No authorization, consent or approval from
                 --------
governmental bodies or regulatory authorities is required for the making and performance by PPL of this Agreement, except such authorizations, consents and approvals as have been obtained prior to the making of any Loans or the issuance of any Letters of Credit and are in full force and effect at the time of the making of each Loan and the issuance of each Letter of Credit.

          7.9A   Subsidiaries.  The assets of all Subsidiaries of PPL, excluding
                 ------------
intangible transition property created under the Pennsylvania Electricity Generation Customer Choice and Competition Act held by PP&L Transition Bond Company LLC, a subsidiary of PPL, or any similar special purpose company organized for the purpose of issuing bonds payable from revenues associated with such transition property, do not comprise in the aggregate more than 35% of the total consolidated assets of PPL.

          7.10A  Investment Company Act.  PPL is not an "investment company"
                 ----------------------
that is required to be registered under the Investment Company Act of 1940, as amended, in order not to be subject to the prohibitions of Section 7 of such Act.

          7.11A  Public Utility Holding Company Act.  PPL is not a "holding
                 ----------------------------------
company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.12A  Tax Returns.  PPL has filed or caused to be filed all Federal,
                 -----------
state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which PPL shall have set aside on its books appropriate reserves with respect thereto in accordance with GAAP.

          7.13A  Compliance with Laws.  PPL is in compliance with all laws,
                 --------------------
regulations and orders of any governmental authority except to the extent (A) such compliance is being contested in good faith by appropriate proceedings or
(B) non-compliance would not reasonably be expected to materially and adversely affect its ability to perform any of its obligations hereunder.

          7.14A  Year 2000.  PPL has planned and commenced reprogramming to
                 ----------
permit the proper performance of date-sensitive functions in and following the year 2000 by (i) PPL's computer systems and (ii) equipment containing embedded microchips (including systems and equipment under PPL's control that are supplied by others), and testing of all such systems and equipment, such that PP&L expects that its computer and management information systems will be sufficient to permit PPL to conduct its business without material adverse effect on its ability to perform its obligations hereunder. The cost to PPL of such reprogramming and testing is not expected to have a material adverse effect on its ability to perform its obligations hereunder.

          SECTION 7.B  Representations and Warranties of Finance Co. and
                       -------------------------------------------------
Resources.
---------

          In order to induce the Banks and the Fronting Bank to enter into this Agreement and to make the Loans to Finance Co. and issue the Letters of Credit for the account of Finance Co., in each case as provided for herein, each of Finance Co. and Resources makes the following representations and warranties to the Banks and the Fronting Bank:

          7.1B   Corporate Status.  Resources is duly incorporated, validly
                 ----------------
existing and in good standing under the laws of the Commonwealth of Pennsylvania, and has the corporate power to make and perform this Agreement, and Finance Co. is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power to make and perform this Agreement and to borrow hereunder.

          7.2B  Authority; No Conflict.  The making and performance by Resources
                ----------------------
and Finance Co. of this Agreement have been duly authorized by all necessary corporate action and do not and will not violate any provision of law or regulation, or any decree, order, writ or judgment, or any provision of its charter or by-laws, or result in the breach of or constitute a default under any indenture or other agreement or instrument to which Resources or Finance Co., as the case may be, is a party.

          7.3B  Legality, Etc.  This Agreement constitutes the legal, valid and
                --------------
binding obligation of each of Resources and Finance Co., enforceable against Resources or Finance Co., as the case may be, in accordance with its terms except to the extent limited by bankruptcy, insolvency or reorganization laws or by other laws relating to or affecting the enforceability of creditors' rights generally and by general equitable principles which may limit the right to obtain equitable remedies.

          7.4B  Financial Statements.  The consolidated financial statements of
                --------------------
Resources for the year ended as at December 31, 1998, furnished to the Banks, fairly present Resources' consolidated financial position at December 31, 1998 and the results of its consolidated operations for the year then ended and were prepared in accordance with GAAP. Since that date there has been no adverse change in the business, assets, financial condition or operations of Resources that would materially and adversely affect its ability to perform any of its obligations hereunder.

          7.5B  Litigation.  Except as disclosed in or contemplated by
                ----------
Resources's Form 10-K Report to the SEC for the year ended December 31, 1998, or in any subsequent Form 10-Q Report or otherwise furnished in writing to the Banks, no litigation, arbitration or administrative proceeding against Resources or Finance Co. is pending or, to Resources' knowledge, threatened, which, if determined adversely, would materially and adversely affect the ability of Resources to perform any of its obligations under this Agreement. There is no litigation, arbitration or administrative proceeding pending or, to the knowledge of Resources, threatened which questions the validity of this Agreement.

          7.6B  No Violation.  No part of the proceeds of the borrowings by
                ------------
Finance Co. under this Agreement or of any Letter of Credit issued for its account will be used, directly or indirectly by Finance Co. or any Subsidiary of Resources for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or for any other purpose which violates, or which conflicts with, the provisions of Regulation U or X of said Board of Governors. Neither Resources nor Finance Co. is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any such "margin stock."

          7.7B  ERISA.  There have not been any "reportable events," as that
                -----
term is defined in Section 4043 of the Employee Retirement Income Security Act of 1974, as amended, which would result in a material liability to Resources.

          7.8B  Consents.  No authorization, consent or approval from
                --------
governmental bodies or regulatory authorities is required for the making and performance by Resource or Finance Co. of this Agreement, except such authorizations, consents and approvals as have been obtained prior to the making of any Loans or the issuance of any Letters of Credit and are in full force and effect at the time of the making of each Loan and the issuance of each Letter of Credit.

          7.9B  Investment Company Act.  Neither Resources nor Finance Co. is an
                ----------------------
"investment company" that is required to be registered under the Investment Company Act of 1940, as amended, in order not to be subject to the prohibitions of Section 7 of such Act.

          7.10B Public Utility Holding Company Act.  Resources is a "holding
                ----------------------------------
company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, but is exempt from such Act (except for the provisions of Section 9(a)(2) thereof) by virtue of an order of the SEC pursuant to Section 3(a)(1) thereof. Finance Co. is not a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.11B Tax Returns.  Resources and Finance Co. have filed or caused to
                -----------
be filed all Federal, state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which Resources shall have set aside on its books appropriate reserves with respect thereto in accordance with GAAP.

          7.12B  Compliance with Laws. Each of Resources and Finance Co. is in
                 --------------------
compliance with all laws, regulations and orders of any governmental authority except to the extent (A) such compliance is being contested in good faith by appropriate proceedings or (B) non-compliance would not reasonably be expected to materially and adversely affect its ability to perform any of its obligations hereunder.

          7.13B  Year 2000. Resources has planned and commenced reprogramming
                 ---------
to permit the proper performance of date-sensitive functions in and following the year 2000 by (i) Resources' computer systems and (ii) equipment containing embedded microchips (including systems and equipment under Resources' control that are supplied by others), and testing of all such systems and equipment, such that Resources expects that its computer and management information systems will be sufficient to permit Resources to conduct its business without material adverse effect on its ability to perform its obligations hereunder. The cost to Resources of such reprogramming and testing is not expected to have a material adverse effect on its ability to perform its obligations hereunder.

          SECTION 8.  Agent.
                      -----

          8.1  Appointment. The Banks hereby appoint First Union National Bank
               -----------
as Agent (such term to include Agent acting as Agent) to act as herein specified. Each Bank and the Fronting Bank hereby irrevocably authorizes, and each assignee of any Bank or the Fronting Bank shall be deemed irrevocably to authorize, the Agent to take such action on their behalf under the provisions of this Agreement and any instruments, documents and agreements referred to herein (such instruments, documents and agreements being herein referred to as the "Loan Documents") and to exercise such powers hereunder and thereunder as are specifically delegated to the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

          8.2  Nature of Duties. The duties of the Agent shall be mechanical
               ----------------
and administrative in nature. The Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Bank or of the Fronting Bank. Nothing in this Agreement or any of the Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein. Each Bank and the Fronting Bank shall make its own independent investigation of the financial condition and affairs of PPL, Finance Co. and Resources and each of their Subsidiaries in connection with the making and the continuance of the Loans and the issuance of Letters of Credit hereunder and shall make its own appraisal of the creditworthiness of PPL, Resources and Finance Co.; and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank or the Fronting Bank with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or the issuance of Letters of Credit or at any time or times thereafter. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible to any Bank or the Fronting Bank for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by (S) 8.3.

          8.3  Rights, Exculpation, Etc. Neither the Agent nor any of its
               ------------------------
officers, directors, employees, agents, attorneys-in-fact or affiliates shall be liable to any Bank or to the Fronting Bank for any action taken or omitted by it hereunder or under any of the Loan Documents, or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The Agent shall not be responsible to any Bank or to the Fronting Bank for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the Loan Documents or the financial condition of PPL, Finance Co. or Resources. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of PPL, Finance Co. or Resources, or the existence or possible existence of any Default or Event of Default. The Agent may at any time request instructions from the Banks with respect to any actions or approvals which by the terms of this Agreement or any of the Loan Documents the Agent is permitted or required to take or to grant, and if such instructions are requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under this Agreement or any of the Loan Documents until it shall have received such instructions from the Required Banks or all Banks, as required. Without limiting the foregoing, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any of the Loan Documents in accordance with the instructions of the Required Banks or all Banks, as required.

          8.4  Reliance. The Agent shall be entitled to rely upon any written
               --------
notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all legal matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

          8.5  Indemnification. To the extent that the Agent is not reimbursed
               ---------------
and indemnified by PPL, Resources or Finance Co., the Banks will reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent, acting pursuant hereto, in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by the Agent under this Agreement or any of the Loan Documents, in proportion to their respective Commitments hereunder; provided, however, that
                                                         --------  -------
no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or wilful misconduct. The obligations of the Banks under this (S) 8.5 shall survive the payment in full of outstanding Loans, the expiration of any Letter of Credit and the termination of this Agreement.

          8.6  The Agent, Individually. With respect to its Commitment
               -----------------------
hereunder and the Loans made by it, the Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Bank. The terms "Banks," "Required Banks" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Bank or one of the Required Banks. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with PPL, Finance Co. or Resources as if it were not acting pursuant hereto.

          8.7  Resignation by the Agent. The Agent may resign from the
               ------------------------
performance of all its functions and duties hereunder at any time by giving 30 Business Days' prior written notice to each Borrower, Resources and the Banks. Such resignation shall take effect upon the expiration of such 30 Business Day period or upon the earlier appointment of a successor. Upon any such resignation, the Required Banks shall appoint a successor Agent who shall be satisfactory to the Borrowers and Resources and shall be an incorporated bank or trust company. In the event no such successor shall have been so appointed, then any notification, demand or other communication required or permitted to be given by the Agent on behalf of the Banks to the Borrowers hereunder shall be sufficiently given if given by the Required Banks, and any notification, demand, other communication, document, statement, other paper or payment required to be made, given or furnished by PPL, Finance Co. or Resources to the Agent for distribution to the Banks shall be sufficiently made, given or furnished if made, given or furnished by PPL, Finance Co. or Resources, as applicable, directly to each Bank entitled thereto and, in the case of payments, in the amount to which each such Bank is entitled from the applicable Borrower. All powers specifically delegated to the Agent by the terms hereof may be exercised by the Required Banks.

          SECTION 9.  Resources Guarantee.
                      -------------------

          In order to induce the Banks to extend credit hereunder to Finance Co., Resources hereby irrevocably and unconditionally guarantees, as primary obligor and not merely as a surety, the Finance Co. Obligations. Resources further agrees that the due and punctual payment of the

Finance Co. Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its Guarantee hereunder notwithstanding any such extension or renewal of any Finance Co. Obligation.

          Resources waives presentment to, demand of payment from and protest to Finance Co. of any of the Finance Co. Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of Resources hereunder shall not be affected by (a) the failure of any Bank or the Agent to assert any claim or demand or to enforce any right or remedy against Finance Co. under the provisions of this Agreement or otherwise,
(b) change or increase in the amount of any of the Finance Co. Obligations, whether or not consented to by Resources, or (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement or any other agreement.

          Resources further agrees that its agreement hereunder constitutes a promise of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Finance Co. Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any Bank to any balance of any deposit account or credit on the books of any Bank in favor of any other person.

          The obligations of Resources hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Finance Co. Obligations, any impossibility in the performance of the Finance Co. Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of Resources hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or any Bank to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification in respect of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Finance Co. Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of

Resources or otherwise operate as a discharge of Resources or Finance Co. as a matter of law or equity.

          Resources further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Finance Co. Obligation is rescinded or must otherwise be restored by the Agent or any Bank upon the bankruptcy or reorganization of Finance Co or otherwise.

          In furtherance of the foregoing and not in limitation of any other right which the Agent or any Bank may have at law or in equity against Resources by virtue hereof, upon the failure of Finance Co. to pay any Finance Co. Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, Resources hereby promises to and will, upon receipt of written demand by the Agent, forthwith pay, or cause to be paid, in cash the amount of such unpaid Finance Co. Obligation.

          Upon payment by Resources of any Finance Co. Obligation, each Bank shall, in a reasonable manner, assign the amount of such Finance Co. Obligation owed to it and so paid to Resources, such assignment to be pro tanto to the
                                                           --- -----
extent to which the Finance Co. Obligation in question was discharged by Resources, or make such disposition thereof as Resources shall direct (all without recourse to any Bank and without any representation or warranty by any
Bank).

          Upon payment by Resources of any sums as provided above, all rights of Resources against Finance Co. arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of all the Finance Co. Obligations owed by Finance Co. to the Banks.

          SECTION 10.  Miscellaneous.
                       -------------

          10.1   Definitions. As used herein the following terms shall have the
                 -----------
meanings herein specified and shall include in the singular number the plural and in the plural number the singular:

          "Affected Bank" shall have the meaning assigned that term in (S)
           -------------
2.5(c).

          "Agent" shall mean First Union National Bank and shall include (i) any
           -----
successor corporation thereto by merger, consolidation or otherwise and (ii) any successor to the Agent appointed pursuant to (S) 8.7.

          "Aggregate Credit Exposure" shall mean the aggregate amount of the
           -------------------------
Banks' Credit Exposures.

          "Agreement" shall mean this Revolving Credit Agreement, as it may from
           ---------
time to time be amended, supplemented or otherwise modified.

          "Applicable Commitment Fee Percentage" shall mean for the Borrowers,
           ------------------------------------
the percentage specified as such in the table in the definition of "Applicable Rate" opposite the highest rating category in which PPL's First Mortgage Bonds are assigned a rating by either of Moody's or S&P.

          "Applicable Eurodollar Margin" shall mean (i) for PPL, the margin
           ----------------------------
specified as such in the table in the definition of "Applicable Rate" opposite the highest rating category in which PPL's First Mortgage Bonds are assigned ratings by either of Moody's or S&P or (ii) for Finance Co., the margin specified as such in the table in the definition of "Applicable Rate" opposite the highest rating category in which Resources' senior unsecured debt is assigned ratings by either of Moody's or S&P.

          "Applicable Lending Office" shall mean, with respect to each Bank, (i)
           -------------------------
such Bank's Base Rate Lending Office in the case of a Base Rate Loan and (ii) such Bank's Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

          "Applicable Percentage" of any Bank at any time shall mean the
           ---------------------
percentage of the Total Commitment represented by such Bank's Commitment. In the event the Commitments shall have expired or been terminated, the Applicable Percentages shall be determined on the basis of the Commitments most recently in effect, but giving effect to assignments pursuant to (S) 10.6.

          "Applicable Rate" shall mean and include the Applicable Commitment Fee
           ---------------
Percentage for undrawn Commitments or Applicable Eurodollar Margin for any Loans or issued Letters of Credit and at any time will be determined based on the highest applicable Category set forth below (the highest category being Category A).

     ====================================================================
     Criteria         Ratings            Applicable            Applicable
                      (S&P/Moody's)      Commitment Fee        Eurodollar
                                         Percentage            Margin
     ====================================================================
     Category A:      A- or better/      .080%                 .400%
                      A3 or better
     ====================================================================

     Category B:      BBB+/Baa1          .100%                 .450%

     ====================================================================

     Category C:      BBB/Baa2           .125%                 .500%

     ====================================================================

     Category D:      BBB-/Baa3          .150%                 .600%

     ====================================================================

     Category E:      BB+ or below/      .200%                 .750%
                      Ba1 or below
     ====================================================================


          "Applicable Utilization Fee" shall mean on any day (i) for PPL, the
           --------------------------
applicable percentage specified as such in the table set forth below corresponding to (a) the percentage of the Total Commitments represented by the aggregate outstanding Loans and L/C exposures on such day and (b) the highest rating category in which PPL's First Mortgage Bonds are assigned ratings by either of Moody's or S&P or (ii) for Finance Co., the applicable percentage specified as such in the table set forth below corresponding to (a) the percentage of the Total Commitments represented by the aggregate outstanding Loans and L/C Exposures on such day and (b) the highest rating category in which Resources' senior unsecured debt is assigned ratings by either of Moody's or S&P:

===========================================================================================
                    Ratings            Usage > 25% and               Usage > 75% of Total
                 (S&P/Moody's)         75% of Total Commitments            Commitments

-------------------------------------------------------------------------------------------
Category A       A- or better/         .100%                         .200%
                 A3 or better

-------------------------------------------------------------------------------------------

Category B       BBB+ / Baa1           .125%                         .250%

-------------------------------------------------------------------------------------------

Category C       BBB  / Baa2           .150%                         .300%

-------------------------------------------------------------------------------------------

Category D       BBB- / Baa3           .250%                         .500%

-------------------------------------------------------------------------------------------

Category E       BB+ or below/         .250%                         .500%
                 Ba1 or below

===========================================================================================

          "Bank" shall mean each Person listed on Schedule I hereto and any
           ----
other Person that shall have become a party hereto as a result of an assignment pursuant to Section 10.6(b)(A) hereto, other than any such Person that ceases to be a party hereto as a result of an assignment pursuant to Section 10.6(b)(A) hereto.

          "Bankruptcy Code" shall have the meaning assigned that term in (S)
           ---------------
6.5A.

          "Base Rate" shall mean, for any day, a rate per annum equal to the
           ---------
higher of (i) the Prime Rate and (ii) 1/2 of 1% plus the Federal Funds Rate, each as in effect from time to time.

          "Base Rate Lending Office" means, with respect to each Bank, the
           ------------------------
office of such Bank specified as its "Base Rate Lending Office" on the signature pages to the Agreement or such other office of such Bank as such Bank may from time to time specify as such to the Borrowers and the Agent.

          "Base Rate Loan" shall mean any Loan during any period during which
           --------------
such Loan is bearing interest at the rates provided for in (S) 2.1(a).

          "Borrower" shall mean either PPL or Finance Co. and "Borrowers" shall
           --------                                            ---------
mean PPL and Finance Co.

          "Borrowing" shall mean the incurrence of one Type of Loan to a
           ---------
Borrower from all the Banks on a given date, all of which Eurodollar Loans shall have the same Interest Period, pursuant to (S) 1.2; provided, however, that
                                                    --------  -------
Loans to a Borrower of a different Type extended by one or more Banks pursuant to (S) 2.5(b) shall be considered a part of the related Borrowing.

          "Business Day" shall mean (i) for all purposes other than as covered
           ------------
by clause (ii) below, any day excluding Saturday, Sunday and any day on which banks in New York City are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the London interbank Eurodollar market.

          "Capital Lease Obligations" of any person shall mean obligations of
           -------------------------
such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Closing Date" shall mean the date of this Agreement.
           ------------

          "Commitment", for each Bank, shall mean the amount specified opposite
           ----------
its name on Schedule I hereto or in the assignment pursuant to which such Bank shall have assumed its Commitment, as applicable, such Commitment to be reduced by the amount of any reduction thereto effected pursuant to (S) 1.7, (S) 6 and/or (S) 10.6(b)(A).

          "Commitment Fee" shall have the meaning assigned that term in (S)
           --------------
1.6(a).

          "Consolidated Capitalization of PPL" shall mean the sum of (A) the
           ----------------------------------
Consolidated Indebtedness of PPL and (B)(i) the consolidated shareowners' equity (determined in accordance with GAAP) of the common, preference and preferred stockholders of PPL and (ii) the aggregate amount of Hybrid Preferred Securities of PPL, except that for purposes of calculating Consolidated Capitalization of PPL, Consolidated Indebtedness of PPL shall exclude Non-Recourse Indebtedness of PPL and Consolidated Capitalization of PPL shall exclude that portion of shareholder equity attributable to assets securing Non-Recourse Indebtedness of PPL.

          "Consolidated Capitalization of Resources" shall mean the sum of (A)
           ----------------------------------------
the Consolidated Indebtedness of Resources and (B)(i) the consolidated shareowners' equity (determined in accordance with GAAP) of the common, preference and preferred stockholders of Resources and (ii) the aggregate amount of Hybrid Preferred Securities of Resources, except that for purposes of calculating Consolidated Capitalization of Resources, Consolidated Indebtedness of Resources shall exclude Non-Recourse Indebtedness of Resources and Consolidated Capitalization of Resources shall exclude that portion of shareholder equity attributable to assets securing Non-Recourse Indebtedness of Resources.

          "Consolidated Indebtedness of PPL" shall mean the consolidated
           --------------------------------
Indebtedness of PPL (determined in accordance with GAAP), except that for purposes of this definition (1) Consolidated Indebtedness of PPL shall exclude Non-Recourse Indebtedness of PPL and (2) Consolidated Indebtedness of PPL shall exclude any Hybrid Preferred Securities of PPL.

          "Consolidated Indebtedness of Resources" shall mean the consolidated
           --------------------------------------
Indebtedness of Resources (determined in accordance with GAAP), except that for purposes of this definition (1) Consolidated Indebtedness of Resources shall exclude Non-Recourse Indebtedness of Resources and (2) Consolidated Indebtedness of Resources shall exclude any Hybrid Preferred Securities of Resources.

          "Credit Exposure", for each Bank at any time, shall mean the aggregate
           ---------------
principal amount at such time of
all outstanding Loans of such Bank to the Borrowers plus the aggregate amount at
                                                    ----
such time of such Bank's L/C Exposure.

          "Default" with respect to a Borrower, shall mean any event, act or
           -------
condition which with notice or lapse of time or both would constitute an Event of Default with respect to that Borrower.

          "Eligible Transferee" shall mean and include a commercial bank,
           -------------------
financial institution or other "accredited investor" (as defined in SEC Regulation D).

          "Eurodollar Lending Office" shall mean, with respect to each Bank, the
           -------------------------
office of such Bank specified as its "Eurodollar Lending Office" on the signature pages to the Agreement or such other office of such Bank as such Bank may from time to time specify as such to the Borrowers and the Agent.

          "Eurodollar Loan" shall mean any loan during any period during which
           ---------------
such Loan is bearing interest at the rates provided for in (S) 2.1(b).

          "Event of Default" shall mean with respect to PPL each of the Events
           ----------------
of Default specified in (S) 6A and with respect to Finance Co., each of the Events of Default specified in (S) 6B.

          "Existing Credit Agreement" shall mean the Amended and Restated 364-
           -------------------------
Day Revolving Credit Agreement dated as of November 20, 1997, as amended and restated as of November 19, 1998, among PP&L and Finance Co., as Borrowers; Resources, as guarantor of the obligations of Finance Co. thereunder; the banks party thereto; THE CHASE MANHATTAN BANK, as fronting bank and as administrative agent for the banks party thereto to the extent and in the manner provided in
(S) 8 thereto; and CITIBANK, N.A., as documentation agent.

          "Expiry Date" shall mean the date 364 days from the date hereof
           -----------
subject to extension pursuant to Section 2.6.

          "Extension Letter" shall mean a letter from the Borrowers requesting
           ----------------
an extension of the Expiry Date substantially in the form of Exhibit C hereto.

          "Federal Funds Rate" shall mean for any day, a fluctuating interest
           ------------------
rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

          "Finance Co." shall have the meaning assigned that term in the first
           -----------
paragraph of this Agreement.

          "Finance Co. Obligations" shall mean all obligations of Finance Co.
           -----------------------
under this Agreement to pay (i) the principal of and interest on the Loans and LC Disbursements when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other payment obligations of Finance Co. hereunder.

          "First Mortgagee Bonds" shall mean the first mortgage bonds issued by
           ---------------------
PPL pursuant to its Mortgage and Deed of Trust dated as of October 1, 1945, as supplemented.

          "GAAP" shall mean United States generally accepted accounting
           ----
principles applied on a consistent basis.

          "Guarantee" of or by any person shall mean any obligation, contingent
           ---------
or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any
                                                        ---------------
manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that
                                                     --------  -------
the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

          "Hybrid Preferred Securities of PPL" means (1) the preferred
           ----------------------------------
securities and subordinated debt described in the Prospectus dated as of April 3, 1997 of PP&L Capital Trust and PPL and the preferred securities and subordinated debt described in the Prospectus dated as of June 9, 1997 of PP&L Capital Trust II and PPL (collectively, the "Existing TOPrS") and (2) any additional preferred securities and subordinated debt (with a maturity of at least twenty years) similar to the Existing TOPrS and in an aggregate amount not to exceed $100,000,000, issued by business trusts, limited liability companies, limited partnerships (or similar entities) (i) all of the common equity, general partner or similar interests of which are owned (either directly or indirectly through one or more wholly-owned Subsidiaries) at all times by PPL, (ii) that have been formed for the purpose of issuing hybrid preferred securities and
(iii) substantially all the assets of which consist of (A) subordinated debt of PPL or a Subsidiary of PPL, as the case may be, and (B) payments made from time to time on the subordinated debt.

          "Hybrid Preferred Securities of Resources" means (1) the preferred
           ----------------------------------------
securities and subordinated debt described in the Prospectus dated as of April 3, 1997 of PP&L Capital Trust and PPL and the preferred securities and subordinated debt described in the Prospectus dated as of June 9, 1997 of PP&L Capital Trust II and PPL (collectively, the "Existing TOPrS") and (2) any additional preferred securities and subordinated debt (with a maturity of at least twenty years) similar to the Existing TOPrS and in an aggregate amount not to exceed $100,000,000, issued by business trusts, limited liability companies, limited partnerships (or similar entities) (i) all of the common equity, general partner or similar interests of which are owned (either directly or indirectly through one or more wholly-owned Subsidiaries) at all times by Resources or PPL,
(ii) that have been formed for the purpose of issuing hybrid preferred securities and (iii) substantially all the assets of which consist of (A) subordinated debt of Resources or a Subsidiary of Resources, as the case may be, and (B) payments made from time to time on the subordinated debt.

          "Indebtedness" of any person shall mean, without duplication, (a) all
           ------------
obligations of such person for borrowed
money, (b) all obligations of such person with respect to deposits or advances of any kind, (c) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien or property owned or acquired by such person, whether or not the obligations secured thereby have been assumed but shall not include any obligations that are without recourse to such person, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of Interest Rate Protection Agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements (the amount of any such obligation to be the net amount that would be payable upon the acceleration, termination or liquidation thereof) and (j) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances.

          "Interest Period"  shall mean (a) as to any Eurodollar Loan, the
           ---------------
period commencing on the date of such Loan or on the last day of the most recent Interest Period applicable thereto and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the applicable Borrower may elect in a Notice of Borrowing or Notice of Conversion and (b) as to any Base Rate Loan, the period commencing on the date of such Loan and ending on the date 90 days thereafter or, if earlier, on the Expiry Date or the date of prepayment of such Loan. If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period applicable to a
                         --------
Borrowing of Eurodollar Loans would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day.

          "Interest Rate Protection Agreement" shall mean any agreement
           ----------------------------------
providing for an interest rate swap, cap or collar, or for any other financial arrangement designed to protect against fluctuations in interest rates.

          "L/C Commitment" shall mean the commitment of the Fronting Bank to
           --------------
issue Letters of Credit pursuant to (S) 1A.

          "L/C Disbursement" shall mean a payment or disbursement made by the
           ----------------
Fronting Bank pursuant to a Letter of Credit.

          "L/C Exposure" shall mean at any time the sum of (a) the aggregate
           ------------
undrawn amount of all outstanding Letters of Credit at such time plus (b) the
                                                                 ----
aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Bank at any time shall mean its Applicable Percentage of the aggregate L/C Exposure at such time.

          "L/C Participation Fee" shall have the meaning assigned to such term
           ---------------------
in (S) 1.6(b).

          "Letter of Credit" shall mean any letter of credit issued pursuant to
           ----------------
(S) 1A.

          "Lien" shall mean, with respect to any asset, (a) any mortgage, deed
           ----
of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vender or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loan" shall have the meaning assigned that term in (S) 1.1.
           ----

          "Loan Documents" shall have the meaning assigned that term in (S) 8.1.
           --------------

          "Moody's" shall mean Moody's Investors Service, Inc. or any successor
           -------
thereto.

          "Non-Recourse Indebtedness of PPL" shall mean (a) indebtedness that is
           --------------------------------
nonrecourse to PPL or any of its Subsidiaries and (b) any transition bonds issued by PP&L Transition Bond Company LLC, a subsidiary of PPL, or any similar special purpose company organized for the purpose of issuing bonds payable from revenues associated with intangible transition property created under the Pennsylvania Electricity Generation Customer Choice and Competition Act or other assets of PP&L Transition Bond Company LLC or any such other special purpose company, provided that (i) such bonds are nonrecourse to PPL or any of its
         --------
subsidiaries (other than PP&L Transition Bond Company LLC or any such other special purpose company) and (ii) the aggregate amount of such transition bonds shall not exceed $2,850,000,000.

          "Non-Recourse Indebtedness of Resources" shall mean (a) indebtedness
           --------------------------------------
that is nonrecourse to Resources, either Borrower or any of PPL's Subsidiaries and (b) any transition bonds issued by PP&L Transition Bond Company LLC, a subsidiary of PPL, or any similar special purpose company organized for the purpose of issuing bonds payable from revenues associated with intangible transition property created under the Pennsylvania Electricity Generation Customer Choice and Competition Act or other assets of PP&L Transition Bond Company LLC or any such other special purpose company, provided that (i) such
                                                       --------
bonds are nonrecourse to PPL or any of its subsidiaries (other than PP&L Transition Bond Company LLC or any such other special purpose company) and (ii) the aggregate amount of such transition bonds shall not exceed $2,850,000,000.

          "Notice of Borrowing" shall have the meaning assigned that term in (S)
           -------------------
1.2.

          "Notice of Conversion" shall have the meaning assigned that term in
           --------------------
(S) 2.4(a).

          "Payment Office" shall mean the office of the Agent located at 301
           --------------
South College Street, Charlotte, North Carolina 28288-0735, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

          "Permitted Liens" shall mean (a) Liens for taxes, assessments or
           ---------------
governmental charges or levies to the extent not past due, or which are being contested in good faith in appropriate proceedings for which Resources has provided appropriate reserves for the payment thereof in accordance with GAAP; (b) pledges or deposits in the ordinary course of business to secure obligations under worker's compensation laws or similar legislation; (c) other pledges or deposits in the ordinary course of business (other than for borrowed monies) that, in the aggregate, are not material to Resources; (d) Liens imposed by law such as materialmen's, mechanics', carriers', workers' and repairmen's Liens and other similar Liens arising in the ordinary course of business for sums not yet due or currently being contested in good faith by appropriate proceedings; (e) attachment, judgment or other similar Liens arising in connection with court proceedings, provided that such Liens, in the aggregate, shall not exceed $50,000,000 at any one time outstanding, and (f) other Liens not otherwise referred to in the foregoing clauses (a) through (e) above, provided that such other Liens do not secure at any time obligations in an aggregate amount in excess of $100,000,000 at any time outstanding.

          "Persons" shall mean and include any individual, firm, corporation,
           -------
association, trust or other enterprise or any governmental or political subdivision or agency, department or instrument thereof.

          "PPL" shall have the meaning assigned that term in the first paragraph
           ---
of this Agreement.

          "Prime Rate" shall mean the rate which First Union National Bank
           ----------
announces from time to time as its prime lending rate, such Prime Rate to change when and as such prime lending rate changes. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. First Union National Bank may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

          "Quoted Rate" shall mean, with respect to any Eurodollar Loan for any
           -----------
Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 A.M. (London time) 2 Business

Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "Quoted Rate"
                                                                  -----------
with respect to such Eurodollar Loan for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Register" shall have the meaning provided in 1.4(b).
           --------

          "Regulation D" shall mean Regulation D of the Board of Governors of
           ------------
the Federal Reserve System as from time to time in effect or any successor to all or a portion thereof establishing reserve requirements.

          "Required Banks" shall mean Banks having Loans the outstanding
           --------------
principal amount of which aggregate (or, if no Loans are outstanding, Banks with Commitments aggregating) at least the majority of the aggregate outstanding principal amount of all Loans (or of the Total Commitment).

          "Resources" shall have the meaning assigned that term in the first
           ---------
paragraph of this Agreement.

          "SEC" shall have the meaning assigned that term in (S) 5.1A(c).
           ---

          "SEC Regulation D" shall mean Regulation D as promulgated under the
           ----------------
Securities Act of 1933, as amended, as the same may be in effect from time to time."

          "S&P" shall mean Standard & Poor's Ratings Group or any successor
           ---
thereto.

          "Subsidiary" shall mean any company, partnership, association or other
           ----------
business entity in which any Person and its Subsidiaries now have or may hereafter acquire an aggregate of at least 50% of the voting stock or ownership interests.

          "Taxes" shall have the meaning assigned that term in (S) 3.4.
           -----

          "Total Commitment" shall mean the aggregate of all the Commitments of
           ----------------
all the Banks.

          "Type" shall mean any type of Loan, i.e., whether a Loan is a Base
           ----                               ----
Rate Loan or a Eurodollar Loan.

          "Unaffected Bank" shall have the meaning assigned that term in (S)
           ---------------
2.5(c).

          "written" or "in writing" shall mean any form of written communication
           -------      ----------
or a communication by means of telex, telecopier device, telegraph or cable.

          10.2  Accounting Principles.  All statements to be prepared and
                ---------------------
determinations to be made under this Agreement, including (without limitation) those pursuant to (S) 5, shall be prepared and made in accordance with generally accepted accounting principles applied on a basis consistent with the accounting principles reflected in the audited financial statements of PPL and Resources for the fiscal year ended December 31, 1998, referred to in (S) 7.4, except for changes in accounting principles consistent with GAAP.

          10.3  Exercise of Rights.  Neither the failure nor  delay on the part
                ------------------
of any of the Banks or the Fronting Bank to exercise any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Banks would otherwise have. No notice to or demand on PPL, Finance Co. or Resources in any case shall entitle PPL, Finance Co. or Resources, as applicable, to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Banks or the Fronting Bank to any other or further action in any circumstances without notice or demand.

          10.4  Amendment and Waiver.  Neither this Agreement nor any other Loan
                --------------------
Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by PPL, Finance Co. and Resources, and the

Required Banks, provided that no such change, waiver, discharge or termination
                --------
shall, without the consent of each Bank directly affected thereby, (i) extend the final scheduled maturity of any Loan (except as provided for in (S)2.6), or reduce the rate or extend the time of payment of interest or Commitment Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof (except to the extent repaid in cash), (ii) amend, modify or waive any provision of this (S) 10.4, (iii) reduce the percentage specified in the definition of Required Banks or (iv) consent to the assignment or transfer by PPL, Finance Co. or Resources of any of its rights and obligations under this Agreement or the release of Resources from its guarantee hereunder; provided further, that no
                                                   ----------------
such change, waiver, discharge or termination shall (x) increase the Commitments of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default shall not constitute an increase of the Commitment of any Bank) or (y) without the consent of the Agent, amend, modify or waive any provision of (S) 8 as such Section applies to such Agent or any other provision as such Section relates to the rights or obligations of such Agent.

          10.5  Expenses; Indemnification. (a) The Borrowers agree to pay all
                -------------------------
reasonable out-of-pocket expenses (i) of the Agent and the Fronting Bank incurred in connection with the preparation, execution, delivery, enforcement and administration (exclusive of any internal overhead expenses) of this Agreement and any and all agreements supplementary hereto and the making and repayment of the Loans, the issuance of the Letters of Credit and the payment of interest, including, without limitation, the reasonable fees and expenses of Cravath, Swaine & Moore, counsel for the Agent and (ii) of the Agent, the Fronting Bank and each Bank incurred in connection with the enforcement of this Agreement, including, without limitation, the reasonable fees and expenses of any counsel for any of the Banks with respect to such enforcement; provided that
                                                                   --------
none of the Borrowers or Resources shall be liable for any fees, charges or disbursements of any counsel for the Banks or the Agent other than Cravath, Swaine & Moore associated with the preparation, execution and delivery of this Agreement and the closing documentation contemplated hereby.

          (b) The Borrowers further agree to pay, and to save the Agent, the Fronting Bank and the Banks harmless from all liability for, any stamp or other documentary taxes which may be payable in connection with the Borrowers' execution or delivery of this Agreement, their borrowings hereunder or Letters of Credit, or the issuance of any notes or of any other instruments or documents provided for herein or delivered or to be delivered by each of them hereunder or in connection herewith.


          (c) The Borrowers agree to indemnify the Agent, the Fronting Bank and each Bank and each of their respective affiliates, directors, officers and employees (each such person being called an "Indemnitee") against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Fronting Bank or any Bank is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby, the direct or indirect application or proposed application of the proceeds of any Loan hereunder or the issuance of Letters of Credit; provided that such indemnification shall not
                               --------
extend to disputes solely among the Agent, the Fronting Bank and the Banks; and provided further that such indemnity shall not, as to any Indemnitee, be
-------- -------
available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

          (d) All obligations provided for in this (S) 10.5 shall survive any termination of this Agreement or the resignation, withdrawal or removal of any Bank.

          10.6  Successors and Assigns. (a) This Agreement shall be binding
                ----------------------
upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that none of PPL, Finance Co. or
                                   --------
Resources may assign or transfer any of its interests hereunder, except to the extent any such assignment results from the consummation of a transaction permitted under (S) 5.2, without the prior written consent of the Banks and provided further that the right of each Bank to transfer, assign or grant
----------------
participations in its rights and/or
obligations hereunder shall be limited as set forth below in this (S) 10.6, provided that nothing in this (S) 10.6 shall prevent or prohibit any Bank from
--------
pledging its rights under this Agreement and/or its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrowers shall, at the request of the assigning Bank, duly execute and deliver to the assigning Bank a promissory note evidencing its Commitment or Loans made by the assigning Bank hereunder.

          (b) Each Bank shall have the right to transfer, assign or grant participations in all or any part of its remaining rights and obligations hereunder on the basis set forth below in this clause (b).

                (A)  Assignments.  Each Bank may assign all or a portion of its
                     -----------
          rights and obligations hereunder pursuant to this clause (b)(A) to (x) one or more Banks or any affiliates of any Bank or (y) one or more other Eligible Transferees, provided that (i) any such assignment
                                      --------
          pursuant to clause (y) above shall be in the aggregate amount of at least $5,000,000, (ii) after giving effect to any such assignment pursuant to clause (x) or (y) above, no Bank shall have a Commitment of less than $5,000,000 unless such Bank's Commitment is reduced to zero pursuant to such assignment, (iii) any assignment pursuant to clause (y) shall require the consent of the Borrowers, which consent shall not be unreasonably withheld, and provided further, that, so
                                                  ----------------
          long as no Loans or interest thereon shall be outstanding and no Default or Event of Default shall have occurred with respect to PPL, Finance Co. or Resources and then be continuing, the Borrowers may at their option terminate the portion of such assigning Bank's Commitment proposed to be assigned pursuant to clause (y) above in lieu of consenting to such assignment, and the Total Commitment shall be reduced in the amount of such termination. Assignments or terminations of all or any portion of any Bank's Commitment pursuant to this clause
          (b)(A) will only be effective if the Agent shall have received a written notice from the assigning Bank and the assignee, or, in the case of a termination, the Borrowers, and, in the case of an assignment, payment of a nonrefundable assignment fee of $2,500 to the Agent by either the assigning Bank or the assignee. No later than five Business Days after its receipt of any written notice of assignment or termination, the Agent will record such assignment or termination, and the resultant effects thereof on the Commitment of the assigning or terminating Bank and, in the case of an assignment, the assignee, in the Register, at which time such assignment or termination shall become effective, provided that the Agent shall not be required to,
                            --------
          and shall not, so record any assignment or termination in the Register on or after the date on which any proposed amendment, modification or supplement in respect of this Agreement has been circulated to the Banks for approval until the earlier of (x) the effectiveness of such amendment, modification or supplement in accordance with (S) 10.4 or
          (y) 30 days following the date on which such proposed amendment, modification or supplement was circulated to the Banks. Upon the effectiveness of any assignment or termination pursuant to this clause
          (b)(A), (x) the assignee, in the case of an assignment, will become a "Bank" for all purposes of this Agreement and the other Loan Documents with a Commitment as so recorded by the Agent in the Register, and to the extent of such assignment or termination, the assigning or terminating Bank shall be relieved of its obligations hereunder with respect to the portion of its Commitment being assigned or terminated.

               (B)  Participations. Each Bank may transfer, grant or assign
                    --------------
          participations in all or any part of such Bank's interests and obligations hereunder pursuant to this clause (b)(B) to any Eligible Transferee, provided that (i) such Bank shall remain a "Bank" for all
                      --------
          purposes of this Agreement and the transferee of such participation shall not constitute a Bank hereunder and (ii) no participant under any such participation shall have any rights under the Agreement or other Loan Document or any rights to approve any amendment to or waiver of this Agreement or any other Loan Document except to the extent such amendment or waiver would (x) extend the final scheduled maturity of any of the Loans or the Commitment in which such participant is participating,
          (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or Commitment Fee or other fees applicable to any of the Loans or Commitments in which such participant is participating or postpone the payment of any thereof or reduce the principal amount of any Loan (except to the extent repaid in cash) or (z) release Resources from its obligations as a guarantor hereunder. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Loan Documents (the participant's rights against the granting Bank in respect of such participation to be those set forth in the agreement with such Bank creating such participation) and all amounts payable by each of the Borrowers hereunder shall be determined as if such Bank had not sold such participation, provided
                                                                      --------
          that such participant shall be entitled to receive additional amounts under (SS) 1.8, 2.5 and 3.4 on the same basis as if it were a Bank but in no case shall be entitled to any amount greater than would have been payable had the Bank not sold such participations.

     (c) Each Bank hereby represents, and each Person that becomes a Bank pursuant to an assignment permitted by the preceding clause (b)(A) will upon its becoming party to this Agreement represent, that it is an Eligible Transferee which makes loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, provided that, subject to the preceding clauses (a) and (b), the disposition of
--------
any promissory notes or other evidences of or interests in Loans held by such Bank shall at all times be within its exclusive control.

          10.7  Notices, Requests, Demands.  All notices, requests, demands or
                --------------------------
other communications to or upon the respective parties hereto shall be deemed to have been given or made (i) in the case of notice by mail, when actually received, and (ii) in the case of telecopier notice sent over a telecopier machine owned or operated by a party hereto, when sent, in each case addressed to the party or parties to which such notice is given at their respective addresses shown below their signatures hereto or at such other address as such party may hereafter specify in writing to the others. No other method of giving notice is hereby precluded.

          10.8  Survival of Representations and Warranties. All representations
                ------------------------------------------
and warranties contained herein or otherwise made in writing by PPL, Finance Co. or Resources in connection herewith shall survive the execution and delivery of this Agreement.

          10.9  Governing Law. This Agreement and the rights and obligations of
                -------------
the parties under this Agreement (other than as relates to Letters of Credit) shall be governed by and construed and interpreted in accordance with the laws of the State of New York. Each Letter of Credit shall be governed by, and construed and interpreted in accordance with the laws or rules designated in such Letter of Credit, or if no such laws or rules are designated, the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce, publication no. 500 (the "Uniform Customs") and, as to matters not governed by the Uniform Customs, the laws of the State of New York.

          10.10 Counterparts. This Agreement may be executed in any number of
                ------------
copies, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument. Complete counterparts of this Agreement shall be lodged with each Borrower, Resources and the Agent.

          10.11 Effectiveness. This Agreement shall become effective on the
                -------------
Closing Date.

          10.12 Transfer of Office. (a) Each Bank may transfer and carry its
                ------------------
Loans at, to or for the account of any branch office, subsidiary or affiliate of such Bank; provided that such Bank shall continue to bear all of its obligations
           --------
under this Agreement; and provided further that the Borrowers shall not be
                          -------- -------
responsible for costs arising under (S) 1.8, 2.5 or 3.4 resulting from any such transfer to the extent not otherwise applicable to such Bank prior to such transfer.

          (b) Upon a Bank becoming aware of any event which will entitle it to any additional amount pursuant to (S) 2.5(a) or (S) 3.4, such Bank shall take all reasonable steps (including but not limited to making, maintaining or funding the affected Loan through another office of such Bank) to avoid or reduce the additional amount payable by the applicable Borrower; provided that, such steps will not result in any additional costs, liabilities or expenses (not reimbursable by the applicable Borrower) to such Bank and are not otherwise inconsistent with the interests of such Bank determined in good faith.

          10.13 Proration of Payments. The Banks agree among themselves that,
                ---------------------
with respect to all amounts received by them which are applicable to the payment of principal of or interest on the Loans, equitable adjustment will be made so that, in effect, all such amounts will be shared ratably among the Banks on the basis of the amounts then owed each of them in respect of such obligation, whether received by voluntary payment, by realization upon security, by the exercise of any right of set-off or bankers' lien, by counterclaim or cross action, under or pursuant to this Agreement or otherwise. Each of the Banks agrees that if it should receive any payment on its Loans of a sum or sums in excess of its pro rata portion (other than as expressly contemplated by (S)
              --- ----
2.6(ii)), then the Bank receiving such excess payment shall purchase for cash from the other Banks an interest in the Loans of such Banks in such amount as shall result in a ratable participation by each of the Banks in the aggregate unpaid amount of all outstanding Loans then held by all of the Banks. If all or any portion of such excess payment is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Borrowers agree that any Bank so purchasing a participation from another Bank pursuant to this (S) 10.13 may exercise all its rights with respect to such participation as fully as if such Bank were the direct creditor of the Borrowers in the amount of such participation.

          10.14 Jurisdiction; Consent to Service of Process. (a) Each of PPL,
                --------------------------------------------
Finance Co. and Resources hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern

District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Agent, the Fronting Bank or any Bank may otherwise have to bring any action or proceeding relating to this Agreement against any of PPL, Finance Co., Resources or its properties in the courts of any jurisdiction.

          (b) Each of PPL, Finance Co. and Resources hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.7. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          10.15 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE
                --------------------
FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER

THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          10.16 Headings Descriptive. The headings of the various provisions
                --------------------
of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

          10.17 Waiver of Notice. The Banks who are parties to the Existing
                ----------------
Credit Agreement hereby waive any prior notice of termination of their commitments under such facility.

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.



                              PP&L, INC.,

                              By /s/ John R. Biggar
                                 -----------------------
                                 Name:  John R. Biggar
                                 Title: Senior Vice President
                                        and Chief Financial
                                        Officer



                              PP&L CAPITAL FUNDING, INC.,

                              By /s/ James E. Abel
                                 -----------------------
                                 Name:  James E. Abel
                                 Title: Treasurer



                              PP&L RESOURCES, INC.,

                              By /s/ John R. Biggar
                                 -----------------------
                                 Name:  John R. Biggar
                                 Title: Senior Vice President
                                        and Chief Financial
                                        Officer



                              FIRST UNION NATIONAL BANK,
                              Individually and as Agent
                              and Fronting Bank

                              By /s/ Michael J. Kolosowsky
                                 -------------------------
                                 Name:  Michael J. Kolosowsky
                                 Title: Vice President

                                     THE CHASE MANHATTAN BANK,
                                     Individually and as Syndication Agent

                                     By /s/ Jaimin Patel
                                        ------------------------------
                                        Name:  Jaimin Patel
                                        Title: Vice President



                                     CITIBANK, N.A.,
                                     Individually and as Documentation Agent

                                     By /s/ Robert J. Harrity, Jr.
                                        ------------------------------
                                        Name:  Robert J. Harrity, Jr.
                                        Title: Managing Director



                                     THE BANK OF NEW YORK,

                                     By /s/ John N. Watt
                                        ------------------------------
                                        Name:  John N. Watt
                                        Title: Vice President



                                     THE BANK OF NOVA SCOTIA,

                                     By /s/ J. Alan Edwards
                                        ------------------------------
                                        Name:  J. Alan Edwards
                                        Title: Authorized Signatory


                                     CREDIT SUISSE FIRST BOSTON,

                                     By /s/ Douglas E. Maher
                                        ------------------------------
                                        Name:  Douglas E. Maher
                                        Title: Vice President

                                     By /s/ James P. Moran
                                        ------------------------------
                                        Name:  James P. Moran
                                        Title: Director

                                     DEUTSCHE BANK AG, NEW YORK
                                     BRANCH and/or CAYMAN ISLANDS BRANCH,
                                     BRANCH,

                                     By /s/ Lydia Zaininger
                                        ----------------------------
                                        Name:  Lydia Zaininger
                                        Title: Vice President

                                     By /s/ Alec Montgomery
                                        ----------------------------
                                        Name:  Alec Montgomery
                                        Title: Director



                                     THE FIRST NATIONAL BANK OF
                                     CHICAGO,

                                     By /s/ Madeleine N. Pember
                                        ----------------------------
                                        Name:  Madeleine N. Pember
                                        Title: Assistant Vice
                                               President



                                     MORGAN GUARANTY TRUST COMPANY OF NEW YORK,

                                     By /s/ Robert Bottamedi
                                        ----------------------------
                                        Name:  Robert Bottamedi
                                        Title: Vice President



                                     MELLON BANK, N.A.,

                                     By /s/ Richard A. Matthews
                                        ----------------------------
                                        Name:  Richard A. Matthews
                                        Title: Vice President



                                     NATIONSBANK, N.A.,

                                     By /s/ Paula Z. Kramp
                                        ----------------------
                                        Name:  Paula Z. Kramp
                                        Title: Principal



                                     PNC BANK, NATIONAL ASSOCIATION,

                                     By /s/ Andrew Mitrey
                                        ----------------------
                                        Name:  Andrew Mitrey
                                        Title: Commercial Banking
                                               Officer



                                     TORONTO DOMINION (TEXAS),INC.,

                                     By /s/ Alva J. Jones
                                        ----------------------
                                       Name:  Alva J. Jones
                                       Title: Vice President

                             Bank Address Schedule
                             ---------------------



--------------------------------------------------------------------------------------------------
     Name of Bank and Address                           Phone Number(s)             Fax Number(s)
--------------------------------------------------------------------------------------------------
First Union National Bank
Attn: Michael J. Kolosowsky                             (704) 383-8225              (704) 383-7611
301 South College Street
TW-10
Charlotte, NC 28288-0735
--------------------------------------------------------------------------------------------------
The Chase Manhattan Bank
Attn: Jaimin Patel                                      (212) 270-1354              (212) 270-2101
270 Park Avenue
New York, NY 10017
--------------------------------------------------------------------------------------------------
The Bank of New York
Attn: John Watt                                         (212) 635-7533              (212) 635-7552
One Wall Street
New York, NY 10286
--------------------------------------------------------------------------------------------------
The Bank of Nova Scotia
Attn:  Philip Adsetts                                   (212) 225-5010              (212) 225-5090
       Melanie Brensinger                               (212) 225-5048
One Liberty Plaza
26th Floor
New York, NY 10006
--------------------------------------------------------------------------------------------------
Citibank, N.A.
Attn:  Robert J. Harrity, Jr.                           (212) 559-6482              (212) 793-6130
       Jean Chastain                                    (212) 559-1271
399 Park Avenue
4th Floor/Zone 20
New York, NY 10043
--------------------------------------------------------------------------------------------------
Credit Suisse First Boston
Attn: Douglas Maher                                     (212) 325-3641              (212) 325-8615
11 Madison Avenue
20th Floor
New York, NY 10010
--------------------------------------------------------------------------------------------------

Deutsche Bank AG
Attn: Lydia Zaininger                                   (212) 469-8634              (212) 469-8256
      Cathy Ruhland                                     (212) 469-8661              (212) 469-4520
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
     Name of Bank and Address                           Phone Number(s)             Fax Number(s)
--------------------------------------------------------------------------------------------------
31 West 52nd Street
24th Floor
New York, NY 10019
--------------------------------------------------------------------------------------------------
The First National Bank
of Chicago
Attn:  Kenneth Bauer                                    (312) 732-6282              (312) 732-3055
       Madeleine Pember                                 (312) 732-9727
One First National Plaza
Suite 0360
Chicago, IL 60670
--------------------------------------------------------------------------------------------------
Morgan Guaranty Trust Company
Attn: Robert Bottamedi                                  (212) 648-1349              (212) 648-5018
Morgan Guaranty Trust Company of New York
60 Wall Street
New York, NY 10260
--------------------------------------------------------------------------------------------------
Mellon Bank, N.A.
Attn: Mark Rogers                                       (412) 234-1888              (412) 236-1840
1 Mellon Bank Center
Suite 4425
Pittsburgh, PA 15258-0001
--------------------------------------------------------------------------------------------------
NationsBank, N.A.
Attn: Paula Kramp                                       (301) 571-0713              (301) 571-0719
      Carim Khouzami                                    (301) 571-0703
6610 Rockledge Drive, 6th Fl.
Bethesda, MD  20817
--------------------------------------------------------------------------------------------------
PNC Bank, National Association
Christopher Moravec                                     (412) 762-2540              (412) 762-2571
One PNC Plaza
249 Fifth Avenue
PI-POPP-21-1
Pittsburgh, PA  15222-2707

Robert Mills                                            (570) 831-2833              (570) 821-3375
11 West Market Street, 3rd Fl.
Wilkes Barre, PA  38701
--------------------------------------------------------------------------------------------------
 Toronto Dominion (texas), Inc.
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
     Name of Bank and Address                           Phone Number(s)             Fax Number(s)
--------------------------------------------------------------------------------------------------
Attn:  Katherine Lucey                                  (212) 468-0785              (212) 262-1929
31 West 52nd Street
New York, NY 10019-6101
--------------------------------------------------------------------------------------------------

                                               SCHEDULE I


BANK                                           COMMITMENT
----                                           ----------
FIRST UNION NATIONAL BANK..................  $ 90,000,000
THE CHASE MANHATTAN BANK...................  $ 90,000,000
CITIBANK, N.A..............................  $ 90,000,000
NATIONSBANK, N.A...........................  $ 70,000,000
MELLON BANK, N.A...........................  $ 70,000,000
THE FIRST NATIONAL BANK OF CHICAGO.........  $ 70,000,000
THE BANK OF NEW YORK.......................  $ 50,000,000
THE BANK OF NOVA SCOTIA....................  $ 50,000,000
TORONTO DOMINION (TEXAS), INC..............  $ 50,000,000
MORGAN GUARANTY TRUST COMPANY OF NEW YORK..  $ 40,000,000
CREDIT SUISSE FIRST BOSTON.................  $ 35,000,000
PNC BANK, NATIONAL ASSOCIATION.............  $ 25,000,000
DEUTSCHE BANK AG...........................  $ 20,000,000

                       TOTAL COMMITMENT....  $750,000,000

                                                                       EXHIBIT C






                           [Form of Extension Letter]


[Date]/1/


First Union National Bank
301 South College Street
Charlotte, NC  28288-0735


Attention: First Union National Bank, as Agent and as Fronting Bank, and the Banks party to the Credit Agreement

Re:  Extension of Expiry Date


Ladies and Gentlemen:

          Reference is hereby made to that certain 364-Day Revolving Credit Agreement dated as of July 1, 1999, (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among PP&L, Inc. ("PPL"), PP&L Capital Funding, Inc. ("Finance Co.") and PP&L Resources, Inc. ("Resources"), the banks party thereto (the "Banks"), First Union National Bank, as fronting bank and as administrative agent for the Banks, The Chase Manhattan Bank, as syndication agent and Citibank, N.A., as documentation agent. Terms used and not defined herein shall have the meaning assigned to such terms in the Credit Agreement.
_________________________
     /1/ This Letter shall be delivered to the Agent not less than 30 and not more than 45 days prior to the Current Expiry Date.

     1. Prior to giving effect to the extension referred to below, the Expiry Date is __________ (the "Current Expiry Date").

     2. PPL and Finance Co. hereby request that the Expiry Date be extended to _________./2/

     3. Pursuant to Section 2.6 of the Credit Agreement, such extension of the Current Expiry Date shall become effective on the 20th day prior to the Current Expiry Date if (and only if) Banks holding Commitments that aggregate at least 51% of the Total Commitment on such date shall have agreed to such extension as evidenced by their signatures below.

          This letter may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one instrument. The delivery by telecopy of an executed counterpart hereof shall be effective as delivery of an original manually executed counterpart.

                                        Very truly yours,



   PP&L, Inc.                        PP&L Capital Funding, Inc.

   By:                               By:
      ______________________            ______________________
      ______________________            ______________________
        Name:                             Name:
        Title:                            Title:



   ____________________
     /2/ Such date shall be 364 days after the Current Expiry Date.

                                                                       EXHIBIT C
                                                                          Page 3


   PP&L Resources, Inc.

   By:
      ______________________
      ______________________
        Name:
        Title:


   Acknowledged and agreed to
   as of the date noted above:

   FIRST UNION NATIONAL BANK,
   individually and as              [BANK]
   Agent, Collateral Agent
   and Fronting Bank,

   By:                           By:
      ______________________        ______________________
      ______________________        ______________________
        Name:                        Name:
        Title:                       Title: